UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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ProAssurance Corporation

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PROASSURANCE CORPORATION
100 Brookwood Place
Birmingham, Alabama 35209

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held May 16, 2007

To our Stockholders:

The Annual Meeting of Stockholders of ProAssurance Corporation (“ProAssurance”) will be held at 10:00 a.m., local time, on Wednesday, May 16, 2007, at the headquarters of ProAssurance, located at 100 Brookwood Place, Birmingham, Alabama 35209, for the following purposes:

(1) To elect three (3) directors of ProAssurance, as Class III directors, to serve until the 2010 annual meeting and until their successors are elected and qualified; and

(2) To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The board of directors has set March 31, 2007, as the record date for the annual meeting. You will only be entitled to notice of, and to vote at, the annual meeting if you are a holder of record of shares of ProAssurance’s common stock at the close of business on the record date. The stock transfer books will not be closed.

We may adjourn the annual meeting without notice other than announcement at the meeting or adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

We have provided details concerning those matters to come before the annual meeting in the accompanying proxy statement. Whether you plan to attend the annual meeting or not, please sign, date and return the enclosed proxy card in the envelope provided. Returning your proxy card does not deprive you of your right to attend the annual meeting and to vote your shares in person.

A copy of ProAssurance’s Annual Report to the Stockholders for the year ended December 31, 2006, is enclosed. We hope you will find it informative.

By order of the board of directors,

Jeffrey P. Lisenby
Secretary

April 16, 2007

PROASSURANCE CORPORATION
100 Brookwood Place
Birmingham, Alabama 35209

PROXY STATEMENT

Annual meeting of Stockholders
to be held May 16, 2007

INTRODUCTION

We are mailing this proxy statement and proxy card to the stockholders of ProAssurance Corporation, which we sometimes refer to as “ProAssurance,” on behalf of ProAssurance’s board of directors on or about April 16, 2007. Our board of directors is soliciting your proxy to vote your shares at the annual meeting of ProAssurance’s stockholders to be held at 10:00 a.m., local time, on Wednesday, May 16, 2007, at our headquarters located at 100 Brookwood Place, Birmingham, Alabama 35209, or at any adjournment or postponement thereof.

At the annual meeting, the stockholders will be asked to elect three (3) members to the board of directors of ProAssurance, as Class III directors, to serve until the 2010 annual meeting.

The board of directors has set March 31, 2007 as the record date for the annual meeting. You are entitled to notice of and to vote at the annual meeting if you own shares as of the close of business on our record date. At the close of business on the record date there were 33,336,269 outstanding shares of our common stock, par value $0.01 per share. You are entitled to one vote in person or by proxy on all matters properly to come before the annual meeting for each share of our common stock that you own on the record date.

Voting Instructions

If you are a record owner of our common stock you may vote your shares on matters properly presented at the annual meeting in any of four ways:

•	by signing and returning the enclosed proxy card in the enclosed envelope; or

•	by voting on the Internet in accordance with instructions on the enclosed proxy card; or

•	by using a touchtone telephone and following the instructions on the enclosed proxy card; or

•	by attending the meeting and voting in person.

If you properly cast your vote, and your vote is not subsequently revoked, your vote will be voted in accordance with your instructions. If you sign and return the enclosed proxy card but do not give instructions, the shares represented by that proxy will be voted FOR the election of each director nominee nominated by the board of directors.

You may revoke your proxy prior to the annual meeting by either (i) submitting to ProAssurance a properly executed proxy and bearing a later date, (ii) by voting by telephone or Internet at a later date or in person at the meeting, or (iii) by giving written notice of revocation to the Secretary of ProAssurance. The mailing address of ProAssurance is P. O. Box 590009, Birmingham, Alabama 35259, and the street address is 100 Brookwood Place, Birmingham, Alabama 35209.

If you hold shares in “street name” (that is, through a bank, broker or other nominee), your shares must be voted in accordance with instructions provided by the nominee. If your shares are held in the name of a nominee and you would like to attend the annual meeting and vote in person, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the annual meeting.

Quorum and Voting Requirements

Quorum.  The presence, in person or by proxy, of the holders of one-third of the shares of common stock entitled to vote at the meeting will constitute a quorum to conduct business at the annual meeting. Proxies received but marked as abstentions and “broker non-votes” (which occur where shares held by brokers or nominees for beneficial owners are not voted on a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

Voting Requirements.  Directors will be elected by a plurality of the votes cast in person or by proxy at the annual meeting. With respect to the election of directors, you may vote for all of the nominees or withhold authority to vote for any or all of the nominees. Because directors are elected by a plurality of the votes cast, votes to withhold authority with respect to one or more nominees and broker non-votes will have no effect on the outcome of the election.

Expenses of Solicitation

ProAssurance will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the annual meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers or employees telephonically, electronically or by other means of communication and they will receive no additional compensation for such solicitation. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

Availability of Certain Documents

Our board of directors has adopted a Policy Regarding Determination of Director Independence, including categorical standards to assist in determining independence and has adopted charters for our Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee, as well as Corporate Governance Principles. All of these documents and policies, together with our Code of Ethics and Conduct, are available on our website at www.ProAssurance.com. Printed copies of our committee charters, Corporate Governance Principles, Code of Ethics and Conduct, and the Policy Regarding Determination of Director Independence may be obtained by contacting Frank O’Neil, Senior Vice President, ProAssurance Corporation, either by mail at P. O. Box 590009, Birmingham, Alabama 35259-0009, or by telephone at (205) 877-4400 or (800) 282-6242 or by e-mail at Investor@ProAssurance.com. Our Policy Regarding Determination of Director Independence is also attached to this Proxy statement as Exhibit A.

We have enclosed a copy of our 2006 Annual Report to the Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2006. You also may obtain additional copies of our 2006 Annual Report to the Stockholders and 2006 Annual Report on Form 10-K (including the financial statements and financial statement schedules) without charge by contacting Mr. O’Neil at the address shown above, or by telephone at (205) 877-4400 or (800) 282-6242, or by e-mail at Investor@ProAssurance.com.  These documents also are available through our website at www.ProAssurance.com. Our Annual Report to the Stockholders and Annual Report on Form 10-K are not proxy soliciting materials.

ELECTION OF DIRECTORS

Introduction

Our Certificate of Incorporation provides that our board of directors is comprised of at least three and not more than twenty-four directors, as determined by the board of directors. Our board of directors currently consists of eleven members. The Certificate of Incorporation requires that our directors be divided into three classes as nearly equal as possible and that the directors serve staggered terms of three years. The remaining directors may fill any vacancies on the board of directors resulting from the death, resignation or removal of a director or from any increase in the number of directors. A director elected by the directors to fill a vacancy on the board of directors holds office until the next election of the class of directors for which such director has been chosen.

The Agreement and Plan of Merger among Physicians Insurance Company of Wisconsin, Inc., which we refer to as PIC Wisconsin, ProAssurance and its subsidiary, Physicians Merger Company, dated December 8, 2005, as amended February 14, 2006, provided PIC Wisconsin the right to nominate one person for election to the Board of Directors on the condition that:

•	the nominee is a physician;

•	the nominee consents to being named as a director of ProAssurance; and

•	the Board of Directors of ProAssurance determines that the nominee is an independent director.

In accordance with the Agreement and Plan of Merger, the Board of Directors elected William J. Listwan, M.D. to the Board of Directors as PIC Wisconsin’s nominee for election as a director at its meeting on September 13, 2006. The Agreement and Plan of Merger requires the ProAssurance Board of Directors to nominate Dr. Listwan for election as a director at the 2007 annual meeting for a term of three years and to recommend to the stockholders that they vote for him in the election of directors.

The board of directors has nominated Victor T. Adamo, Paul R. Butrus and William J. Listwan, M.D. for election as a director at the annual meeting to fill the vacancy arising upon the expiration of each of their terms as a Class III Director.

Annual Meeting

At the annual meeting, you will be asked to elect as directors Victor T. Adamo, Paul R. Butrus and William J. Listwan, M.D. as Class III directors, to hold office for terms ending at the annual meeting of stockholders to be held in 2010. The remaining eight directors named below will continue in office. The persons named in the enclosed proxy have advised us that, unless a contrary direction is indicated on the enclosed proxy, they intend to vote the shares appointing them as proxies in favor of the named nominees. If the nominees should be unable to serve, and the board of directors knows of no reason to anticipate that this will occur, the persons named in the proxy will vote for such other person or persons as may be recommended by our Nominating/Corporate Governance Committee and designated by the board of directors, or the board of directors may decide not to elect an additional person as a director. The persons named in the proxy will have no authority to vote for the election of any person other than the nominees or their substitutes in the election of directors.

All of the nominees currently are members of our board of directors and have been approved, recommended and nominated for re-election to the board of directors by our Nominating/Corporate Governance Committee and by our board of directors in accordance with our Corporate Governance Principles. Set forth below is information regarding the nominees and the directors continuing in office, which was confirmed by them for inclusion in this proxy statement. Information regarding stock ownership with respect to each nominee and director is set forth in the table under “Beneficial Ownership of our Common Stock.”

Neither our board of directors nor our Nominating/Corporate Governance Committee has implemented a formal policy regarding director attendance at the annual meeting. However, our board of directors typically holds its annual organizational meeting directly following the annual meeting, and it is customary for our directors to attend the annual meeting. Eight of our then ten directors attended the annual meeting of our stockholders held on May 17, 2006.

Nominees for Election as Class III Directors For a Three Year Term Expiring in 2010

Victor T. Adamo, Esq. CPCU (Age 59) has served as a director and Vice Chairman, President and Chief Operating Officer of ProAssurance since it began operation in June 2001 upon completion of the consolidation of ProAssurance’s predecessor companies, Medical Assurance, Inc. and Professionals Group, Inc. Prior to June 2001, Mr. Adamo served as a director and president and chief executive officer of Professionals Group (1996-2001) and as an officer of Professionals Group’s subsidiary, ProNational Insurance Company (1985-2001). Prior to joining ProNational, Mr. Adamo was in private legal practice from 1975 to 1985.

Paul R. Butrus (Age 65) has served as a director of ProAssurance since it began operation upon completion of the consolidation in June 2001, and has served as Vice Chairman since September 2001. Prior to June 2001, Mr. Butrus was a director and executive vice president and chief operating officer of Medical Assurance (1995-2001). Mr. Butrus has held various positions with one of our principal insurance subsidiaries, The Medical Assurance Company, Inc. since it began operations in 1977.

William J. Listwan, M.D. (Age 64) was a member of the board of directors of PIC Wisconsin since its inception and chair since May 2004, until the completion of the merger with ProAssurance in August 2006. He has served as a director of ProAssurance since September 2006. He also served as chair of PIC Wisconsin’s Claims and Governance Committees and serves on the Audit and Underwriting & Risk Management Committees. Dr. Listwan is a past President and Director of the Wisconsin Medical Society and currently chairs the Statewide Physician Health Committee for the Wisconsin Medical Society. Dr. Listwan is board certified in internal medicine and is currently an Assistant Clinical Professor of Internal Medicine at the Medical College of Wisconsin, where he also serves on the board. He practiced internal medicine at the Aurora Health Center-West Bend (formerly the General Clinic) from 1974 to April 2006 and served as its President from 1991-1997.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES NOMINATED FOR ELECTION AS DIRECTORS BY THE BOARD OF DIRECTORS.

Class I Directors Continuing in Office — Term Expiring in 2008

Lucian F. Bloodworth (Age 66) has served as a director of ProAssurance since August 22, 2002. Mr. Bloodworth is the chairman of Cain Manufacturing, a manufacturer of specialty parts for air distribution and roofing based in Birmingham, Alabama. Mr. Bloodworth is a director of First American Bank of Birmingham, Alabama, and served as its executive vice president from 1983 to 1987. Mr. Bloodworth has been a fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

A. Derrill Crowe, M.D. (Age 70) has served as a director and as Chairman of the Board and Chief Executive Officer of ProAssurance since it began operation upon completion of the consolidation in June 2001. Dr. Crowe has served as a director and chairman, president and chief executive officer of Medical Assurance since its organization in 1995 and as president and chief executive officer and a director of The Medical Assurance Company, Inc. from its inception in 1977 until October 30, 2005.

Robert E. Flowers, M.D. (Age 57) has served as a director of ProAssurance since it began operation upon completion of the consolidation in June 2001. Prior to June 2001, Dr. Flowers served as a director of Medical Assurance (1995-2001). He also served as a director of The Medical Assurance Company, Inc. (1985-2001). Dr. Flowers practiced as a physician with Gynecology Associates of Dothan P.C., Dothan, Alabama, prior to his retirement in 2001.

Ann F. Putallaz (Age 61) has served as a director of ProAssurance since it began operation upon completion of the consolidation in June 2001. Prior to the consolidation, Ms. Putallaz served as a director of Professionals Group, Inc. (1996-2001), and its vice chairman (1999-2001). For the past five years, Ms. Putallaz has been the vice president and director of Data and Communication Services of Munder Capital Management, an investment advisor to The Munder Funds, an open end investment company registered under the Investment Company Act of 1940.

Class II Directors Continuing in Office — Term Expiring in 2009

John J. McMahon, Jr. (Age 64) has served as a director of ProAssurance since February 22, 2002. Mr. McMahon is chairman of Ligon Industries, a manufacturer of waste water treatment equipment, aluminum castings and hydraulic cylinders. He served as chairman of the executive committee of McWane, Inc. in Birmingham, Alabama, from 1999 until December 31, 2005. Mr. McMahon also serves as a director of Protective Life Corporation, Alabama National Bancorporation and John H. Harland Co., where he is a member of its audit committee.

John P. North, Jr. (Age 71) has served as a director of ProAssurance since it began operation upon completion of the consolidation in June 2001. Prior to June 2001, Mr. North had served as a director of Medical Assurance beginning in 1996. Mr. North is a certified public accountant who was a partner of the accounting firm of Coopers & Lybrand LLP until his retirement in September 1995.

William H. Woodhams M.D. (Age 69) has served as a director of ProAssurance since it began operation upon completion of the consolidation in June 2001. Prior to June 2001, Dr. Woodhams served as a director of Professionals Group, Inc. (1996-2001) and its chairman (1999-2001) and as a director of one of our principal insurance subsidiaries, ProNational Insurance Company (1980-2001). Dr. Woodhams is a board certified family practice physician and has been in private practice in Kalamazoo, Michigan since 1964.

Wilfred W. Yeargan, Jr. M.D. (Age 67) has served as a director of ProAssurance since 2002. Dr. Yeargan is a board certified ophthalmologist who has practiced in Tuscaloosa, Alabama, for over thirty years, specializing in ophthalmology. Dr. Yeargan has participated as member of the underwriting and claims advisory committees of The Medical Assurance Company, Inc. since it began operations in 1977.

Independent Directors

As required by The New York Stock Exchange Corporate Governance Listing Standards, our board of directors has determined that a majority of the directors on our board of directors are “independent” directors. In compliance with the corporate governance requirements of Sarbanes-Oxley Act of 2002 and the applicable rules of the New York Stock Exchange, or NYSE, our board of directors has adopted a policy that a director will be presumed to be independent if he or she satisfies certain specified criteria. A complete description of the criteria adopted by our board of directors in determining the independence of our directors is set forth in Exhibit A to this proxy statement.

Our board of directors has determined that the following directors satisfy the independence criteria described above, and therefore constitute “independent” directors:

John J. McMahon, Jr.	Lucian F. Bloodworth
John P. North, Jr.	William J. Listwan, M.D.
William H. Woodhams M.D.	Wilfred W. Yeargan, Jr. M.D.
Ann F. Putallaz

William J. Listwan, M.D. was a member of the Board of Directors of PIC Wisconsin from its organization in 1986 until its merger with ProAssurance in August 2006. Dr. Listwan practiced Internal Medicine with the Aurora Health Center (formerly General Clinic) in West Bend, Wisconsin, from July 1974 to April 2006. He currently holds an appointment as Assistant Clinical Professor of Medicine at the Medical College of Wisconsin .

Dr. Listwan was nominated by PIC Wisconsin as its designated director to be elected to the Board of Directors of ProAssurance pursuant to the terms of the Merger Agreement between PIC Wisconsin and ProAssurance. At its May meeting, the Nominating Corporate Governance Committee of ProAssurance’s Board of Directors found that Dr. Listwan qualified as an independent director and recommended to the Board of Directors that he be elected as a director promptly after the merger in accordance with the terms of the Merger Agreement. In making its determination, the committee considered Dr. Listwan’s relationship to PIC Wisconsin during the three years prior to the merger and determined that he would have satisfied ProAssurance’s then current independence criteria for directors if PIC Wisconsin had been a subsidiary of ProAssurance during such period. At its meeting on September 13, 2006, the Board of Directors elected Dr. Listwan as a director of ProAssurance based on his nomination by PIC Wisconsin and the recommendation by the Nominating/Corporate Governance Committee.

On October 1, 2006, ProAssurance engaged Dr. Listwan as a consultant under a Consulting and Confidentiality Agreement which provides that Dr. Listwan will provide consulting services to ProAssurance and PIC Wisconsin in consideration of an annual retainer of $44,000. At its meeting on December 6, 2006, the Board of Directors reviewed this consulting arrangement and determined that Dr. Listwan satisfied the current independence criteria for directors because:

•	Dr. Listwan was not an employee of PIC Wisconsin and his relationship with PIC Wisconsin during the three years preceding the merger would have satisfied ProAssurance’s independence criteria if PIC Wisconsin had been a subsidiary of ProAssurance during such period;

•	Dr. Listwan is not an employee of ProAssurance or any of its subsidiaries based on the Board’s review of the terms of Dr. Listwan’s engagement as a consultant and its consideration of IRS regulations defining employees and independent contractors for purposes of FICA withholding and the factors used by ProAssurance’s Human Resources Department to determine whether a service provider receives a statement on Form W-2 (an employee) or Form 1099 (independent contractor) with respect to its compensation for services; and

•	the compensation payable to Dr. Listwan as a consultant when added to the compensation previously provided to Dr. Listwan by PIC Wisconsin in 2006 would not exceed the limitation on compensation under the NYSE corporate governance rules and ProAssurance’s current independence criteria.

Meetings and Committees of the Board of Directors

Our board of directors held four meetings during 2006. Our Bylaws establish four standing committees of the board of directors: the Nominating/Corporate Governance Committee, the Compensation Committee, the Audit Committee and the Executive Committee, each of which is described below. Each of our incumbent directors attended at least 75% of the meetings of the board of directors and the committees of the board on which he or she served during 2006 (in each case, which were held during the period for which he or she was a director).

Nominating/Corporate Governance Committee

Our Nominating/Corporate Governance Committee currently consists of two independent directors, and operates pursuant to a written charter that was adopted in December 2003, which is available on our website at www.ProAssurance.com. The primary purposes of the Nominating/Corporate Governance Committee are to:

•	identify individuals qualified to become directors and recommend to the board of directors for its consideration the candidates for all directorships to be filled by the board of directors or to be elected by the stockholders;

•	advise the board with respect to the board composition, procedures and committees;

•	develop and recommend to the board a set of corporate governance principles applicable to ProAssurance;

•	oversee the evaluation of the board and the evaluation of ProAssurance’s management; and

•	otherwise take a leadership role in shaping the corporate governance of ProAssurance.

The Nominating and Corporate Governance Committee is empowered to engage a third party search firm to assist in identifying and evaluating director candidates. However, the committee did not hire any search firm during 2006 and, accordingly, paid no fees to any such company.

Under our Corporate Governance Principles, the Nominating/Corporate Governance Committee will consider a nominee proposed by a stockholder for a vacancy on our board when such nomination has been submitted in accordance with the provisions contained in our Bylaws, which are described under “Stockholder Proposals” in this proxy statement. A vacancy does not exist where:

•	the board of directors desires to re-nominate an incumbent director for an additional term and the director consents to stand for re-election and to serve on our board if elected, or

•	the Nominating/Corporate Governance Committee has recommended to our board of directors a candidate to fill a vacancy and, prior to the receipt of a properly submitted stockholder nomination, such nominee has agreed to stand for election and serve on our board if elected.

Our board of directors may, at any time, elect not to fill a vacancy arising on the board. The board may elect to not recommend a director candidate nominated by a stockholder even if such director candidate is the only candidate submitted to the Nominating/Corporate Governance Committee to fill a vacancy.

The Nominating/Corporate Governance Committee is responsible for determining the appropriate composition of our board and for the selection of individual candidates consistent with such determination. Our Corporate Governance Principles do not establish any firm requirement of minimum qualifications or skills that an individual candidate must possess other than the maximum age requirements described in the Corporate Governance Principles. Rather, the Corporate Governance Principles direct our Nominating/Corporate Governance Committee to take into account all factors it considers appropriate, including a candidate’s reputation for ethical business dealings, knowledge, skill, experience, expertise, and the extent to which the candidate would fill a present need in the composition of the board.

Subject to the qualifications described above, our Nominating/Corporate Governance Committee will consider a director candidate nominated by a stockholder in the same manner as candidates brought before the Nominating/Corporate Governance Committee from other sources. Generally, the Nominating/Corporate Governance Committee initially evaluates a prospective nominee on the basis of his or her résumé and other background information that has been made available to the Nominating/Corporate Governance Committee. A member of the Nominating/Corporate Governance Committee will contact for further review those candidates who the committee believes are qualified, who may fulfill a specific board need and who the committee believes would otherwise best make a contribution to the board. If, after further discussions with the candidate, and other further review and consideration as necessary, the Nominating/Corporate Governance Committee believes that it has identified a qualified candidate, it will make a recommendation to the board.

The charter of the Nominating/Corporate Governance Committee provides for three members, each of whom must be an independent director. The current members of our Nominating/Corporate Governance Committee are John J. McMahon, Jr., Chairman, and William H. Woodhams. Our board of directors has found that each member of our Nominating/Corporate Governance Committee is “independent” within the meaning of the rules of the NYSE. The vacancy on the committee was created upon the resignation of Robert E. Flowers in January 2007, when the board of directors determined he was no longer independent due to the employment of his daughter as a staff auditor in the Louisville, Kentucky office of Ernst & Young, LLP, ProAssurance’s independent auditor. In accordance with the charter, the vacancy will be filled at the meeting of the board of directors immediately following the annual meeting.

During 2006, our Nominating/Corporate Governance Committee met three times.

Compensation Committee

Our Compensation Committee currently consists of two independent directors, and operates pursuant to a written charter that was adopted in December 2003 and amended in 2006, which is available on our website at www.ProAssurance.com. The primary purposes of the Compensation Committee are to:

•	represent and assist the board of directors in discharging its oversight responsibility relating to compensation matters, including determining the compensation arrangements for the chief executive officer and reporting its determination to the board of directors for ratification by a majority of independent directors and making recommendations to the board of directors regarding the compensation arrangements for other senior management personnel; and

•	review and discuss with management the disclosure under the caption “Compensation Discussion and Analysis” and prepare the report of the Compensation Committee with respect to such disclosure, each of which is to be included in our annual proxy statement.

The charter of the Compensation Committee charges the committee with the responsibility to determine and approve, subject to ratification by a majority of independent directors, the CEO’s compensation level based on the committee’s evaluation of the CEO’s performance in light of the corporate goals and objectives relevant to the CEO’s compensation as approved by the committee. The charter also charges the Compensation Committee with the responsibility to, among other duties, review the competitiveness of the non-CEO executive compensation programs of ProAssurance; approve change of control agreements or severance plans for executive officers of ProAssurance; and make recommendations for director compensation to ProAssurance’s board of directors. The charter further provides that the Compensation Committee has the exclusive authority to retain outside compensation consultants and advisors as it deems appropriate to fulfill its responsibilities.

The current practice of the Compensation Committee is to retain an outside consultant to gather data from peer companies and to compare ProAssurance’s compensation practices with that of its peers. The Compensation Committee, with the assistance of ProAssurance’s management and its consultant, identifies the peer companies to be used in the compensation analysis. The peer companies are competitors with ProAssurance in terms of direct business, senior executive talent, and market capitalization and include the following categories of companies:

•	specialty insurers of generally equivalent size in terms of total assets and/or market capitalization;

•	peer medical malpractice insurance companies which are smaller than ProAssurance but are representative of this specialized industry sector; and

•	local market insurance companies that compete directly for senior executive talent.

After reviewing peer companies’ data, the compensation consultant provides a report to the committee that describes market practices with regard to executive compensation and identifies any gaps between the market and ProAssurance’s executive compensation practices. In addition, from time to time the Compensation Committee retains the compensation consultant to provide a review and analysis of particular aspects of ProAssurance’s compensation program and reports of these studies are also considered by the committee in making its recommendations.

The Compensation Committee customarily makes its compensation recommendations to ProAssurance’s board of directors at its regularly scheduled meeting in the first quarter of each year. In anticipation of making its recommendations in 2006 and 2007, the committee engaged Total Compensation Solutions (“TCS”) to provide a report in each year, based on its independent review, which addressed the following:

•	appropriateness of the peer companies for benchmarking senior executive compensation;

•	evaluation of total direct compensation levels for senior executives, including the mix of the various elements (e.g. base salary, annual incentive and long term incentive); and

•	observations and recommendations on the reasonableness of the total compensation package offered to senior executives.

TCS was retained by the Compensation Committee and the Chairman of the Compensation Committee discussed compensation issues with the TCS representatives. TCS provided its compensation reports to the committee in advance of each of the 2006 and 2007 March meetings of ProAssurance’s board of directors at which the committee made its compensation recommendations. In addition, the committee retained TCS to provide an analysis of ProAssurance’s long term incentive design and practice in 2006 and retained TCS to provide a report and analysis of ProAssurance’s compensation of directors in 2007.

The Compensation Committee meets in the first quarter to formulate its recommendations on executive compensation. In 2006 and 2007, the Compensation Committee relied on information provided by senior management of ProAssurance in developing its recommendations to the board of directors in the following respects:

•	senior management calculated the incentive compensation payable to each of the senior executives for the preceding fiscal year in accordance with the Annual Incentive Guidelines based on ProAssurance’s performance for such year;

•	senior management analyzed the performance criteria in the Annual Incentive Guidelines for the current fiscal year in light of the corporate goals and objectives for such year and recommended the performance criteria to the committee; and

•	senior management reviewed and analyzed the performance criteria for performance shares to be granted as long term compensation in the current year in view of the long-term corporate goals and objectives and recommended the specific performance criteria to the committee.

ProAssurance’s senior management made no recommendations with respect to compensation of the CEO. The Compensation Committee is exclusively responsible for making compensation recommendations for adoption by the board of directors as to changes in base salary for the CEO and the number of stock options and performance shares to be granted to the CEO as long term compensation. The Compensation Committee also recommends the non-equity incentive compensation to be paid to the CEO under the Annual Incentive Guidelines. All recommendations of the Compensation Committee with respect to the CEO compensation, which are subject to approval by a majority of the independent directors under the committee’s charter, were unanimously approved by the independent directors on the board of directors of ProAssurance in 2006 and 2007.

The CEO is provided access to the compensation reports prepared by TCS. The CEO, with the assistance of the President, submits to the Compensation Committee his recommendations for compensation of other executive officers for ratification with such changes as the committee deems appropriate. In 2006 and 2007, the Compensation Committee ratified the recommendations of the CEO without any changes, and the recommendations were approved by ProAssurance’s non-management directors.

In accordance with its charter, the Compensation Committee also makes recommendations as to compensation of directors of ProAssurance. In 2007, the Compensation Committee engaged TCS to provide a review of the compensation of the ProAssurance Board of Directors. After reviewing the report of TCS, the Compensation Committee made recommendations for changes in the compensation to directors for their service on the board of directors and for their service on the various committees. These recommendations were considered and adopted by the ProAssurance board of directors at its March meeting in 2007.

The Compensation Committee also administers the ProAssurance Corporation Incentive Compensation Stock Plan and the ProAssurance Corporation 2004 Equity Incentive Plan.

During 2006, our Compensation Committee met three times. The charter of the Compensation Committee provides for three members, each of whom must be an independent director. The current members of the Compensation Committee are Wilfred W. Yeargan, Jr., Chairman, and John J. McMahon, Jr. Our board of directors has determined that each member of the Compensation Committee is “independent” within the meaning of the rules of the NYSE and, as required by the Compensation Committee charter, no member of the Compensation Committee has any interlocking relationships required to be disclosed under federal securities laws. In January 2007, Dr. Flowers resigned from the Compensation Committee when the board of directors determined he was no longer independent due to the employment of his daughter as a staff auditor in the Louisville, Kentucky office of Ernst & Young, LLP, ProAssurance’s independent auditor. The vacancy will be filled at the meeting of the board of directors immediately following the annual meeting.

This year’s report of the Compensation Committee is on page 17 of this proxy statement.

Audit Committee

Our Audit Committee consists of three independent directors, and operates pursuant to a written charter that was amended and restated in December 2003, which is available on our website at www.ProAssurance.com. The primary purposes of our Audit Committee are to represent and assist the board of directors in discharging its oversight responsibility relating to:

•	the accounting, reporting, and financial practices of ProAssurance and its subsidiaries, including the integrity of our financial statements;

•	the surveillance of our administration and financial controls and compliance with legal and regulatory requirements;

•	the outside auditor’s qualifications and independence; and

•	the performance of our internal auditors.

The Audit Committee also prepares the report, included elsewhere in this proxy statement, required by the rules of the SEC to be included in our annual proxy statements.

Our Audit Committee is responsible for carrying out all of the duties and responsibilities required for audit committees under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the corporate governance rules of the NYSE for listed companies. A description of the specific duties and responsibilities of our Audit Committee can be found in its charter. Our Audit Committee and board of directors have established a procedure which establishes a confidential means for complaints or concerns with respect to accounting, internal controls and auditing matters to be submitted to the committee, which is described under the caption titled “Other Matters — Policies on Reporting of Concerns Regarding Accounting and Other Matters and Communicating with Directors” in this proxy statement.

John P. North, Jr. is the chairman, and Lucian F. Bloodworth and Ann F. Putallaz are the other members of our Audit Committee. Our Nominating/Corporate Governance Committee and our board of directors have determined that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC. Our board has also determined that each member of the Audit Committee is financially literate as such qualification is defined under the rules of the NYSE and that John P. North, Jr., based upon his education and extensive experience in public accounting, including his leadership role at Coopers and Lybrand, is an “audit committee financial expert” within the meaning of the rules of the SEC. No member of the Audit Committee is presently serving on the audit committee of another company.

During 2006, the Audit Committee held nine meetings. This year’s report of the Audit Committee is included elsewhere in this proxy statement.

Executive Committee

Our executive committee has the authority during intervals between the meetings of the board of directors to exercise all powers and authority of the board of directors in the management of the business and affairs of ProAssurance, except that the Executive Committee may not:

•	alter or repeal any resolution adopted by the board of directors that by its terms is not subject to amendment or repeal by the Executive Committee or any resolution relating to the establishment or membership of the Executive Committee;

•	act with respect to matters required to be passed upon by the full board, the independent directors, or by a committee comprised of independent directors; or

•	act on any matter which has been delegated to the Audit Committee, the Nominating/Corporate Governance Committee or the Compensation Committee in their respective charters.

The Bylaws provide that the Executive Committee have at least three members including the chairman and chief executive officer and the vice chairman of the Board. The members of the Executive Committee are: A. Derrill Crowe, Chairman, Victor T. Adamo, Paul R. Butrus and Robert E. Flowers. The Executive Committee did not meet during 2006.

Non-Management Directors Meetings

Our Corporate Governance Principles require our non-management directors to hold executive sessions at which management, including the chief executive officer, is not present, on a regularly scheduled basis and not less than two times per year. The Corporate Governance Principles further provide that the non-management directors on the board will select one of the non-management directors to preside at each executive session. At the annual meeting in May 2006, the non-management directors selected John P. North as the non-management director to preside at each meeting, but did not designate him as a “lead director.” The schedule for the executive sessions and selection of Mr. North as the director to preside at those meetings are each subject to change by the non-management directors. During 2006, our non-management directors held an executive session after each of the four regularly scheduled Board meetings.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Owners of More than 5% of Our Common Stock

	Amount & Nature
	of Beneficial	Percent
Stockholders (1)	Ownership	of Class

T. Rowe Price Associates, Inc.(2)	2,393,194	7.2%
100 East Pratt Street Baltimore, Maryland 21202

JPMorgan Chase & Co.(3)	2,448,370	7.3%
270 Park Avenue New York, New York 10017

Wellington Management Company, LLP(4)	1,857,448	5.6%
75 State Street Boston, Massachusetts 02109

(1)	A. Derrill Crowe, M.D., the President and Chief Executive Officer, is a beneficial owner of over five percent (5%) of the Common Stock. The holdings of Dr. Crowe are reflected in his capacity as an executive officer and a director in the table below.

(2)	In a Schedule 13G filed with the SEC, T. Rowe Price Associates, Inc., an investment adviser, disclosed that as of December 31, 2006, it had sole voting power with respect to 771,500 shares of Common Stock and sole dispositive power with respect to 2,393,194 shares of Common Stock.

(3)	In a Schedule 13G filed with the SEC on behalf of its subsidiaries (namely, JPMorgan Chase Bank, National Association, JPMorgan Investment Management, Inc., JPMorgan Investment Advisers, Inc. and JPMorgan Trust Company of Delaware), JPMorgan Chase & Co., a parent holding company or control person, disclosed that as of December 31, 2006, it had sole voting power with respect to 1,793,710 shares of Common Stock, shared voting power with respect to 1,110 shares of Common Stock, and sole dispositive power with respect to 2,448,370 shares of Common Stock.

(4)	In a Schedule 13G filed with the SEC, Wellington Management Company, LLP, an investment adviser, disclosed that as of December 31, 2006, it had shared voting power with respect to 1,573,000 shares of Common Stock and shared dispositive power with respect to 1,848,748 shares of Common Stock.

Ownership by Our Directors and Executive Officers

In December 2005, our board of directors, upon the recommendation of its Compensation Committee, adopted stock ownership targets for our directors and executive officers to further align their interests with our stockholders. The target for non-management directors is a level of stock ownership that is five times their annual cash compensation as directors. The level of stock ownership for executive officers varies by position and their stock ownership targets are as follows: five times base salary for our chief executive officer; three times base salary for our vice chairmen and president; and two times base salary for other executive officers of ProAssurance. Directors and executive officers are encouraged to achieve these levels within the first five years of service.

The following table sets forth, as of March 31, 2007, information regarding the ownership of Common Stock by:

•	our executive officers named in the “Summary Compensation Table” under Executive Compensation which we refer to as the Named Executive Officers;

•	our directors; and

•	all of our directors and officers as a group.

	Amount and Nature
	of Beneficial	Percent
Stockholders	Ownership(1)	of Class

Directors
Victor T. Adamo, Esq., CPCU(2)(4)	90,998	*
Lucian F. Bloodworth(4)	4,854	*
Paul R. Butrus(2)	450,161	1.3%
A. Derrill Crowe, M.D.(2)(3)	2,229,745	6.6%
Robert E. Flowers, M.D.(4)	28,289	*
William J. Listwan, M.D.(4)	7,809	*
John J. McMahon, Jr.(4)	5,182	*
John P. North(4)	4.965	*
Ann F. Putallaz(4)	13,456	*
William H. Woodhams, M.D.(4)	15,146	*
Wilfred W. Yeargan(4)	8,570	*
Other Named Executive Officers
Edward L. Rand, Jr., C.P.A.	21,456	*
Howard H. Friedman(6)	113,896	*
All Directors and Officers as a Group (17 Persons)(2)(4)	3,119,854	9.2%

*	Less than 1%.

(1)	Except as otherwise indicated, the persons named in the above table have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The information as to beneficial ownership of Common Stock has been furnished by the respective persons listed in the above table. Unless otherwise indicated, the information excludes stock options and performance shares granted to executive officers under the 2004 Equity Incentive Plan, except for the number of shares that may be acquired pursuant to unexercised options on or before May 31, 2007 as indicated in note 2.

(2)	Includes 493,116 shares that may be acquired by all officers and directors as a group upon exercise of stock options on or before May 31, 2007. Of this amount the named officers and directors hold options for the following number of shares: Mr. Adamo — 40,500 shares; Mr. Butrus — 217,488 shares; Dr. Crowe — 105,000 shares; Mr. Friedman — 97,500 shares; and Mr. Rand — 16,500 shares. Also includes 29,835 shares owned of record by all officers and directors as a group in ProAssurance’s Retirement Plan. Of this amount, the named officers and directors hold the following: 391 shares in the account of Mr. Adamo, 9,602 shares in the account of Mr. Butrus, and 11,742 shares in the account of Dr. Crowe.

(3)	Includes 1,162,791 shares owned of record by Crowe Family Partners, Ltd., a Colorado limited partnership of which Dr. Crowe is the sole general partner, 1,305 shares owned of record by Dr. Crowe’s wife, and 53,388 shares owned of record by four trusts which Dr. Crowe is named as a trustee that were created in 1998 for the benefit of the minor children of Dr. Crowe and his wife.

(4)	Includes 4,998 shares subject to forfeiture by all officers and directors as a group under ProAssurance’s Stock Ownership Plan. Of this amount the named executive officers and directors hold the following: 375 shares in the account of each of Messrs. Adamo, Friedman, Bloodworth, Flowers, McMahon, North, Yeargan and Ms Putallaz, 258 shares in the account of Dr. Woodhams, and 232 shares in the account of Mr. Rand.

(5)	Includes 300 shares held by Yeargan Family Investment Partnership, LLC; 4,812 shares due to Dr. Yeargan under provisions of the Medical Assurance, Inc. Deferred Compensation Plan. These shares were awarded to Dr. Yeargan for service prior to becoming a director of ProAssurance.

(6)	Includes 173 shares held in an individual retirement account for Mr. Friedman’s spouse.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The compensation policy of ProAssurance is to offer competitive compensation that is designed to attract and retain qualified and motivated individuals and reward them based on performance. Our executive compensation includes three elements: base salary, annual incentive payments and long term incentive payments. We emphasize incentive compensation that rewards executives for performance and places their additional compensation at risk. We compare our executive compensation to that of a group of peer companies to evaluate the appropriate types and levels of compensation for our senior executives as well as the appropriate percentage that each element of executive compensation should bear to total compensation of the executives. For purposes of this discussion, the term “senior executives” will refer to our Chairman and Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table on page 18 of this proxy statement.

The amount of leverage (at risk incentive compensation relative to base salary) is intended to be significant for our senior executives. This reflects our objective to reward for performance and to link those rewards to our strategic business objectives.

•	Our annual incentive compensation is intended to provide current compensation that is based on performance measured on an annual basis. The annual incentive compensation for our senior executives is measured by corporate performance (for all senior executives) and individual performance (for senior executives other than the Chairman and Vice Chairmen).

•	Our long term incentive compensation for senior executives is intended to focus participants on corporate profitability and growth in share value and to aid in the retention and recruitment of qualified executives. Long term compensation is measured by long term corporate growth, principally reflected as an increase in book value and market value of our shares.

Our senior executives participate in our qualified retirement plan on terms generally available to our employees. In addition, we have adopted a deferred compensation plan for executives and other highly compensated employees that provides for a matching contribution with respect to deferrals by employees whose base compensation exceeds the compensation limit established by the Internal Revenue Code (IRC) for qualified retirement plans. The matching contributions are comparable to the employer contributions to our qualified retirement plan within the IRC compensation limits.

Executive perquisites are not intended to be a material element of compensation for our senior executives. We offer our senior executives severance compensation in the event we terminate the executive without cause or the executive terminates his or her employment for good reason. The severance agreements are intended to aid in recruitment and retention of qualified senior executives.

Peer Compensation

In 2006 and 2007, our Compensation Committee retained TCS to assist the committee in the evaluation of our executive compensation. TCS with assistance of our senior management identified a list of peer companies comprised of medical malpractice insurance companies, other property and casualty specialty insurance companies of similar size and structure, and insurance companies located in the area of our home office. TCS, which reviewed the list of companies for appropriateness, compiled compensation data of the peer companies with respect to executive base salaries, annual incentive compensation, and long term incentive compensation. TCS evaluated each element of ProAssurance’s executive compensation in reference to the compensation information compiled from the peer companies.

At the request of the Compensation Committee, TCS has performed, and may perform, other analyses with respect to ProAssurance’s executive compensation. In 2005, TCS provided the committee an evaluation of the competitiveness of ProAssurance’s incentive compensation in comparison to the peer companies. In 2006, TCS provided a report on long term incentive compensation design and practices which provided recommendations for changes that would support the strategic growth of ProAssurance. In 2007, TCS provided the committee an analysis of ProAssurance’s compensation of directors.

Our CEO, with the assistance of the President, makes recommendations to our Compensation Committee as to the appropriate changes in compensation for senior executive officers (other than the CEO) each year within the compensation framework established by the Compensation Committee. As discussed elsewhere in this proxy statement, the recommendations include changes in base salary, the performance criteria with respect to incentive awards, and grants of long term incentive compensation. The CEO and President have access to TCS’s reports when making these recommendations.

Base Salary

Base salary for our senior executives is established and adjusted according to the following criteria: areas of responsibility, experience, annual rate of inflation and individual performance. In 2006, the base salary paid to our Chairman comprised approximately 31% of his total direct compensation (the sum of base salary, annual incentive compensation and long term incentive compensation) and the base salary paid to other senior executives ranged from 34% to 44% of total direct compensation. Increases in base salary for the current year are consistent with past practice in terms of the ratio of base salary to total direct compensation.

Annual Incentive Compensation

Our annual incentive compensation program for senior executives proceeds from and assumes a base salary that is competitive in the market. Annual incentive compensation is intended to maximize the efficiency and effectiveness of our operations by providing significant “at risk” compensation opportunities for our senior executives and other selected key employees.

In 2006 and 2007, the Compensation Committee has established guidelines for annual incentive compensation for senior executives and other key employees. In making awards of incentive compensation, the committee has the discretion to deviate from the guidelines should it determine that external or internal circumstances require deviation from the guidelines. The committee uses the guidelines to determine the annual incentive award for our CEO. Our CEO recommends annual incentive awards for the other senior executives pursuant to the guidelines and subject to the review and modification by the committee.

Annual incentive awards are established during the first quarter for the current year and are expressed as a percentage of base salary. The CEO was and is eligible to receive an incentive award up to 100% of his base salary in 2006 and the current year. Other named executive officers have been and are eligible to receive incentive awards ranging from 40% to 70% of their base salary in 2006 and 2007. We believe our annual incentive targets are appropriate; however, our consultant has advised that on average our annual incentive awards for senior executives have historically been lower as a percentage of base salary than the annual incentive awards paid to persons in comparable positions at the peer companies.

Annual incentive awards for senior executives are based on corporate performance and individual performance, except the annual incentive awards for the Chairman/CEO and Vice Chairmen (which includes our President/COO) which are based exclusively on corporate performance beginning in 2006. Corporate performance criteria include stock performance, net income, and combined ratio performance. Each of the performance criteria is assigned a percentage share of the maximum annual incentive compensation and goals are established within the criteria to determine whether and to what extent the executive receives credit for the performance criteria. A summary of the goals for the performance criteria are as follows:

•	Stock Performance — the percentage weight assigned to stock performance is 15% of the annual incentive compensation (20% for the Chairman and Vice Chairmen). Stock performance is benchmarked against the SNL Property/Casualty Insurance Index for publicly traded property and casualty insurance companies, which is the peer group index that has been used to assess our performance with other public companies in our prior proxy statements and in our annual report accompanying this proxy statement. Our stock performance must exceed the index by a certain percentage goal at the end of the applicable year in order to receive full credit for the stock performance criteria. No credit is given if our stock performance is less than the index. Less than full credit is given if our stock performance exceeds the index and is less than a percentage goal above the index. If our stock performance exceeds the index by more than the percentage goal, a maximum of up to 120% of the credit may be earned.

•	Net Income — The percentage weight for net income is 27.5% (25% in 2007) of annual incentive compensation (40% for the Chairman and Vice Chairmen). The net income criteria is benchmarked against the diluted weighted average income per share for the applicable year. We use operating income to measure this performance criteria; operating income computes our net income (loss) without regard to realized capital gains and losses. The targeted net operating income per share for this performance criteria to be fully earned is established each year by the Compensation Committee based on corporate goals and objectives for the current year. No credit is given if our net operating income per share does not meet a specified threshold. Less than full credit is given if the increase in net operating income is between the threshold amount and target. If our operating income is above the target, a maximum of up to 120% of the credit may be earned. The Compensation Committee may, in its discretion, take into consideration the effect of mergers, stock issuances and changes in accounting when evaluating this criteria.

•	Combined Ratio — The percentage weight assigned to “combined ratio” is 27.5% (25% in 2007) of annual incentive compensation (40% for the Chairman and Vice Chairmen). Our combined ratio (the loss ratio and expense ratio based on our GAAP annual income statement) must achieve or favorably exceed the loss ratio and expense ratio goals as established each year by the Compensation Committee based on corporate goals and objectives for the current year. Each of our loss ratio and expense ratio must be equal to or less than a target ratio (expressed as a percentage) for the credit to be fully earned; 75% of the credit is allocated to the loss ratio component and 25% of the credit is allocated to the expense ratio component. No credit is given for either component if the ratio is above the maximum ratio for the component. Like the stock performance and net income criteria, less than full credit is given for a component if the ratio is between the maximum ratio and the target ratio for the respective component. If the loss ratio is better than the target ratio, a maximum of up to 120% of the credit may be earned.

•	Individual — the percentage weight for individual performance is 30% (35% in 2007) of annual incentive compensation for senior executives (not applicable to the Chairman and Vice Chairmen in 2006). This criteria is a subjective evaluation of individual performance, that is principally based on the evaluation and recommendation of the CEO.

The target goals for each of the corporate performance criteria in 2006, as well as a comparison of the actual result for 2006, are set forth under the table titled “Grants of Plan-Based Awards” in this proxy statement.

The Compensation Committee believes the corporate performance criteria relate incentive compensation to corporate performance and reinforce our corporate goals of profitable growth and continuation of sound overall financial and operating management because:

•	the Combined Ratio element is the standard measure of insurance company operations;

•	the Operating Income element is broader than the Combined Ratio element in that it reflects the results of insurance operations as well as management of our investments and capital resources; and

•	the Stock Performance element, while not directly related to our operations, provides a basis for a comparison of our performance with peer companies.

We also believe the subjective individual performance criteria is an appropriate measurement of incentive compensation for senior executives (other than the Chairman and Vice Chairmen) because it allows a significant percentage of recommended annual incentive compensation to be based on a general assessment of the executive’s quality of performance, leadership effectiveness, and contribution to the success of the enterprise regardless of corporate performance. The incentive compensation for the Chairman and Vice Chairmen are exclusively based on corporate performance because the Compensation Committee believes that corporate performance is the appropriate measurement for these positions.

Our annual incentive compensation is not considered performance based compensation under IRC Section 162(m) because our annual incentive plan has not been approved by our stockholders and because the plan includes subjective individual performance criteria. Under IRC Section 162(m) compensation to senior executives in excess of $1 million cannot be deducted for federal income tax purposes unless it is considered performance based compensation. To date, the loss of the tax deduction has not been material to our results of operations due to the fact that deferrals of compensation under our deferred compensation plan have reduced a substantial portion of compensation of our senior executives that would exceed the Section 162(m) threshold of $1 million if paid currently.

Long Term Incentive Compensation

Our long term incentive compensation is intended to align the interests of our senior executives with the interests of our stockholders by rewarding them for long term corporate performance and increases in share value. Stock options granted under stockholder-approved equity incentive plans have been the exclusive long term incentive compensation provided to our senior executives in years prior to 2006. We have granted stock options annually and option grants have been monitored over the years to be competitive with long term incentive opportunities made available to executives at our peer companies. We believe an effective long term incentive compensation program is necessary to attract and retain well qualified and experienced executives and other key employees.

Our practice over the last five years has been to make annual grants of options to our current senior executives and other key employees at the first meeting of the Board of Directors in each fiscal year. This meeting is usually scheduled to be held shortly after the public release of our annual financial results. We believe that granting the options at this time reduces the risk that options may be granted at a time when we are in possession of non-public information. We occasionally grant options at other meetings of the Board of Directors when we retain new senior level executives. In 2004, Mr. Rand was granted 10,000 options when he began his employment on November 9, 2004. The timing of these grants were related to Mr. Rand’s employment date.

For 2006 and 2007, our CEO has recommended to the Compensation Committee the number of options to be granted to senior executives other than himself. The committee reviews the recommendations, determines the number of options to be granted to the Chairman/CEO, and approves the recommendations as to the number of options to be granted to the other senior executives. The committee has directed that the option price for these options be established as the last reported sale price of our shares of Common Stock on the date of the meeting of the Board of Directors at which the Board ratifies the grants made by the committee. The options vest over a period of five years at the rate of 20% per year commencing six months after the date of grant. Options have a term of ten years unless terminated sooner by the termination of employment or a change of control. Options fully vest upon a change of control of ProAssurance and upon termination of employment by reason of retirement or death.

In 2006, the Compensation Committee reviewed the practice of granting options as the exclusive long term incentive compensation for senior executives. The committee engaged TCS to provide an analysis of our long term incentive compensation practices and to provide recommendations for changes that would support our strategic goals for growth which are:

•	to achieve a return on equity (ROE) of 12 to 14 percent;

•	to achieve growth in book value consistent with historical levels.

Based on the recommendations from TCS, the Compensation Committee elected to revise long term incentive compensation for senior executives to include performance shares. The 2004 Equity Incentive Plan authorizes the Committee to grant performance shares as well as options in its discretion. We believe the combination of performance shares and stock options will assist in balancing the compensation to our senior executives that is attributable to long term stock growth (options) and to long term growth in book value (performance shares). The performance shares use performance metrics to broaden opportunities for performance based long term incentive compensation beyond the one dimensional stock options that measure performance solely on increases in the price of our stock.

The terms of the performance shares were recommended by the CEO within the guidelines recommended by TCS and these terms were approved by the Compensation Committee. The measurement period for meeting the performance criteria of the performance shares is three years. Each senior executive is granted a target and maximum award expressed as a number of shares of our Common Stock. Performance shares will be paid to senior executives if during the three year measurement period either of the following performance criteria are achieved:

•	Total Return — total return measures our stock’s performance in comparison to the SNL Property/Casualty Insurance Index, which is the index we have used to compare our performance to other public companies. If our stock performance is in the top one-third of the companies in the index, the award is earned. If our stock performance is equal to the index, 75% of the target award is earned, and if our stock performance is in the top one-fourth of the companies in the index, 125% of the target award is earned; or

•	Economic Value Added — economic value added measures the compound annual growth rate, or CAGR, in tangible book value per common share (excluding SFAS 115 adjustments for unrealized gains and losses). If CAGR is equal to at least 10%, the target award is earned. If CAGR is equal to 7.5%, 75% of the target award is earned and if CAGR is equal to 15%, 125% of the target award is earned.

The options and performance shares have been structured to qualify as performance based compensation under IRC Section 162(m). In accordance with the requirements of Section 162(m) performance shares will be paid to senior executives only if the Compensation Committee finds that either of the performance measures are met in the measurement period. Performance shares for results falling between the stated goals are interpolated.

We believe the performance shares and options are designed to meet our long-term objective of growth in stockholder value. The performance shares and options will reward senior executives if our stock increases in value during their respective terms. At the same time, the performance shares will reward senior executives if stockholder value is enhanced through achievement of either the “Total Return” or the “Economic Value Added” performance measures, even if the market price of our stock fails to increase in the measurement period. The broader based program for long term incentive compensation should aid in the retention of senior executives.

Report of Our Compensation Committee

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with our management, and based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee:
Wilfred W. Yeargan, Jr., Chairman
John J. McMahon, Jr.
April 6, 2007

Compensation Committee Interlocks and Insider Participation

No executive officer of ProAssurance served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire board) of another entity, one of whose executive officers served on the compensation committee of ProAssurance. No executive officer of ProAssurance served as a director of another entity, one of whose executive officers served on the compensation committee of ProAssurance.

Compensation Of Executive Officers

The following table sets forth a summary of the compensation paid or accrued by ProAssurance and its subsidiaries during the last fiscal year with respect to ProAssurance’s principal executive officer, principal financial officer and the three other most highly compensated persons considered to be executive officers or their equivalent.

Summary Compensation Table

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus(2)	Awards(3)(4)	Awards(5)	Compensation(2)	Earnings	Compensation(6)	Total
		($)	($)	($)	($)	($)	($)	($)	($)

A. Derrill Crowe,	2006	700,918	—	178,438	917,350	714,625	—	169,945	2,681,276
Chairman and Chief Executive Officer of ProAssurance(1)

Victor T. Adamo,	2006	493,846	—	113,042	618,105	350,138	—	67,240	1,642,371
Vice Chairman and President of ProAssurance(1)

Paul R. Butrus,	2006	468,852	—	44,636	229,338	189,974	—	42,010	974,810
Vice Chairman of ProAssurance(1)

Edward L. Rand, Jr.	2006	373,846	24,000	90,941	221,394	191,000	—	104,623	1,005,804
Chief Financial Officer and Senior Vice President of Finance, ProAssurance

Howard H. Friedman	2006	405,384	—	95,273	334,784	198,875	—	56,774	1,091,090
Senior Vice President-ProAssurance

(1)	Management directors of ProAssurance do not receive any additional compensation, whether cash, stock or otherwise, in their capacity as directors.

(2)	The bonus compensation reflects a discretionary bonus paid to Mr. Rand for services in 2006 that exceeded the amount he earned pursuant to the 2006 Annual Incentive Award Guidelines. The Non-Equity Incentive Plan Compensation reflects the amount paid under the 2006 Annual Incentive Award Guidelines discussed under the “Grants of Plan-Based Awards” table included elsewhere in this proxy statement. The bonus and non-equity incentive plan compensation payable to Named Executive Officers is denominated in dollars and is payable in cash and ProAssurance common stock. The shares of Common Stock are issued as stock awards under the ProAssurance 2004 Equity Incentive Plan. The bonus and non-equity incentive plan compensation includes the following number of shares of Common Stock for the Named Executive Officers based on their value on the date of payment of such compensation ($51.48 on March 7, 2007): Dr. Crowe — 6,456 shares valued at $332,355; Mr. Adamo — 3,163 shares valued at $162,831; Mr. Butrus — 1,716 shares valued at $88,340; Mr. Rand — 1,942 shares valued at $99,974; and Mr. Friedman — 1,796 shares valued at $92,458.

(3)	The shares acquired with grant proceeds under Amended and Restated ProAssurance Corporation Stock Ownership Plan are treated as stock awards in the Summary Compensation Table. The Stock Ownership Plan provides for employee contributions and matching grants from ProAssurance that are used to purchase shares of ProAssurance’s Common Stock in the open market for the account of participating employees prior to vesting. The amounts reflected in the table represents the expense incurred in 2006 in accordance with SFAS 123R for the matching grants made to the Named Executive Officers in 2006 and prior years as follows: Mr. Adamo — $6,000; Mr. Rand — $1,668; and Mr. Friedman — $6,000. For information on the grants made under this plan in 2006, see the “Grants of Plan-Based Awards” table.

(4)	The performance shares granted under the 2004 Equity Incentive Plan are also treated as stock awards in the Summary Compensation Table. The performance shares granted are earned if one of the two criteria are achieved during the three year period ending December 31, 2008. The value of performance shares represents the expense incurred in 2006 in accordance with SFAS 123R for the shares expected to be earned at their closing market price on the date of grant ($51.38 on March 8, 2006) as follows: Dr. Crowe — $178,438; Mr. Adamo — $107,042; Mr. Butrus — $44,636; Mr. Rand — $89,273; and Mr. Friedman — $89,273. These amounts also reflect ProAssurance’s accounting expense for performance shares and do not correspond to actual value that will be recognized by the Named Executive Officers, which depends on the achievement of the specified performance criteria over the performance period and the market value of a share of ProAssurance common stock at the end of the performance period. The performance criteria are discussed in the Compensation Discussion and Analysis beginning on page 13 of this proxy statement. For a description of the assumptions used in the calculation of the value of the performance shares, we refer you to Note 12 — Stock Options and Share-Based Payments in the Notes to the consolidated financial statements included in ProAssurance’s Form 10-K for the year ended December 31, 2006.

(5)	The table reflects the expense incurred in 2006 in accordance with SFAS 123R for options granted as incentive compensation in 2006 and prior years under the 2004 Equity Incentive Plan and the 1995 Incentive Compensation Stock Plan. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions and include the fair value of all vested and unvested options granted to Messrs. Crowe, Adamo and Butrus because they are eligible for retirement. For information on the valuation assumptions with respect to the calculation of the options expensed in 2006, we refer you to Note 12 — Stock Options and Share-Based Payments in the Notes to the consolidated financial statements included in ProAssurance’s Form 10-K for the year ended December 31, 2006. For information on options granted in 2006, see the “Grants of Plan-Based Awards” table. These amounts reflect ProAssurance’s accounting expense for these options and do not correspond to the actual value that will be recognized by the Named Executive Officer.

(6)	Other compensation in this column includes: (a) a Christmas bonus of $325 to each of the Named Executive Officers; (b) contributions under the Medical Assurance Pension Plan, a qualified defined contribution retirement plan in the amount of $21,062 for Dr. Crowe and in the amount of $22,000 for each of the other Named Executive Officers; (c) contributions under ProAssurance’s Executive Non-Qualified Excess Plan and Trust, a non-qualified deferred compensation plan, as follows: Dr. Crowe — $48,125; Mr. Adamo — $27,417; Mr. Rand — $15,417; and Mr. Friedman — $18,571; (d) perquisites in the amounts as follows: Dr. Crowe — $100,433; Mr. Adamo — $17,498; Mr. Butrus — $19,685; Mr. Rand — $16,881; and Mr. Friedman — $13,289; (e) $50,000 paid to Mr. Rand for compensation for a forfeited retention bonus related to prior employment; and (f) 50 shares of Common Stock issued to Mr. Friedman as a stock award for service at a value of $50.83 per share, for a total value of $2,589. The perquisites include group health, life and disability insurance, individual life and disability insurance, and personal use of the corporate airplane. The perquisites include premiums for health insurance family coverage in the amount of $11,200 for each of Messrs. Crowe, Adamo, Rand and Friedman. Dr. Crowe’s perquisites also include $84,252 as the aggregate incremental cost to ProAssurance for his use of the corporate airplane. The compensation attributable to Dr. Crowe’s personal use was computed by multiplying the number of hours the airplane was used for the personal benefit of Dr. Crowe by the amount of the variable expenses incurred in the use of the airplane per flight hour . The variable expenses per flight hour in 2006 was calculated by dividing the total flight hours into the sum of the variable expenses incurred (e.g., fuel, airport charges, travel and lodging expense for the crew) and the tax effect resulting from the nondeductibility of these expenses. No value has been assigned to the business-owned life insurance contracts on each of the Named Executive Officers because ProAssurance is the owner and primary beneficiary under such policies and the contracts may be terminated at any time by ProAssurance, notwithstanding the fact that ProAssurance has promised to pay each Named Executive Officer’s beneficiary $50,000 from the proceeds received upon the death of such officer.

Employment and Severance Agreements

Dr. Crowe currently has an employment agreement which will expire on December 31, 2007. The employment agreement provides for an annual salary to be established by the board of directors each year. We may terminate the employment agreement only for “good cause,” as defined in the employment agreement. If we terminate Dr. Crowe’s employment agreement other than for “good cause,” we are obligated to pay to Dr. Crowe monthly payments each equal to one-twelfth of Dr. Crowe’s annual salary for the remainder of the term of his employment agreement. If our board of directors selects someone other than Dr. Crowe as chief executive officer or substantially changes Dr. Crowe’s duties without his consent or agreement, except for “good cause,” we are obligated to pay to Dr. Crowe eight monthly payments each equal to one-twelfth of Dr. Crowe’s salary. The employment agreement automatically renews for three years unless the board or Dr. Crowe elects not to renew the employment agreement. We do not currently have employment agreements with the other Named Executive Officers.

We have entered into a Release and Severance Compensation Agreement (“Severance Agreement”) with each of the Named Executive Officers (other than Dr. Crowe and Mr. Butrus) and several other key executives of ProAssurance and its subsidiaries. The Severance Agreement provides severance compensation in the event that the executive is terminated without cause, or voluntarily resigns for “good reason.” The severance compensation includes an amount equal to the executive’s annual base salary, an amount equal to the executive’s average annual incentive award (generally calculated as the average of the prior three years), continuation of health care benefits for 12 months, and outplacement services. The executive may assert good reason in certain enumerated circumstances including demotion, relocation, a reduction in base salary, or the failure of any successor of ProAssurance to assume the Severance Agreement.

The terms of the Severance Agreement with Victor T. Adamo are similar in format, but more expansive than those described above. Mr. Adamo’s severance benefits are established at two times base salary and average bonus, and include health care benefits for 18 months. Mr. Adamo may voluntarily and unilaterally terminate his employment and receive severance benefits until two years after a successor to Dr. Crowe is selected.

The Severance Agreements provide that a terminated executive must sign a release of claims against ProAssurance as a condition to the receipt of severance benefits and includes an agreement on the part of the executive not to compete with ProAssurance and its insurance subsidiaries for a period of two years after termination of employment. The severance benefits are paid in equal monthly installments during the noncompete period and are subject to cancellation and forfeiture if the executive should breach the covenant not to compete. If the named executive officers were entitled to severance benefits as a result of the termination of their employment on December 31, 2006, they would be entitled to severance benefits estimated to be in the following amounts:

		Average
Name and Principal Position	Annual Salary	Annual Incentive	Other Benefits	Total Benefits

A. Derrill Crowe,	$715,000	N/A	N/A	$715,000
Chairman and Chief Executive Officer of ProAssurance(1)
Victor T. Adamo,	495,000	335,339	29,278	1,689,956
Vice Chairman and President of ProAssurance(2)
Edward L. Rand, Jr.	395,000	208,280	22,852	626,132
Chief Financial Officer and Senior Vice President of Finance, ProAssurance(2)
Howard H. Friedman	426,400	191,703	22,852	640,955
Senior Vice President-ProAssurance(2)

(1)	Dr. Crowe is entitled to receive up to an amount equal to his annual salary if ProAssurance names another person as CEO or substantially changes his duties. He is also entitled to receive one-twelfth of his base salary for the remainder of his term if he is terminated without “good cause.” Because his employment agreement terminates on December 31, 2007, the table assumes severance compensation for one year; if his employment agreement is renewed for an addition three year term, his severance compensation for termination without cause would range from three times the amount in the table to zero, depending on the date termination occurs.

(2)	Mr. Adamo is entitled to an amount equal to two times the sum of his current annual base salary ($495,000) and his average incentive compensation over the last three years ($335,339) and health care benefits for 18 months ($19,278 based on current COBRA rates). Messrs. Rand and Friedman are entitled to an amount equal to the sum of each of their respective annual base salaries, average incentive compensation over the last three years and health care benefits for one year ($12,852 based on current COBRA rates). All are entitled to out placement services currently valued at $10,000.

The amounts in the above table exclude the gain realizable upon the exercise of unvested options that vest upon a change of control under the 2004 Equity Incentive Plan and the value of unvested stock awards that vest upon a change of control under the 2004 Equity Incentive Plan and the ProAssurance Corporation Amended and Restated Stock Ownership Plan. These unvested shares are reflected in the table entitled “Outstanding Equity Awards at Fiscal year End.” The unvested options and stock awards vest upon termination of employment by reason of death, disability and retirement and upon a change of control of ProAssurance, except that in the case of performance shares, the award period is closed and vesting is subject to the achievement of the performance criteria as of December 31 immediately preceding the termination or change in control. The following will set forth the value that each of the Named Executive Officers would realize upon termination by reason of death, disability or retirement or upon a change of control at December 31, 2006 on the exercise of previously unvested option awards and on the vesting of previously unvested stock awards: Dr. Crowe — $1,395,016; Mr. Adamo — $989,690; Mr. Butrus — $348,816; Mr. Rand — $469,526; and Mr. Friedman — $714,505.

The severance compensation may be triggered on a change of control of ProAssurance if ProAssurance’s successor fails to assume the release and severance compensation agreements. If the successor assumes the agreements, then the severance compensation is only payable if the executive’s employment is terminated by the successor without cause or the executive voluntarily terminates his employment for good reason. A “successor” in a change of control transaction is any person who acquires more than 50.1% of the outstanding voting stock of ProAssurance; any person who acquires substantially all of ProAssurance’s assets; or any entity surviving a merger or consolidation of ProAssurance if the former holders of ProAssurance’s voting stock own less than 50.1% of the voting stock of the survivor. Although the severance compensation as established in the release and severance agreement should not constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, the vesting of stock options and performance shares as a result of such transaction could cause the severance compensation to exceed the limits on parachute payments under Section 280G. In such event, the terms of the Severance Agreements provide that severance compensation payable to an executive will be limited to the amount necessary to avoid the excess tax on parachute payments under Section 280G.

In addition, the Named Executive Officers will receive their vested benefits under ProAssurance’s qualified retirement plan upon termination by reason of death, disability and retirement. The Named Executive Officers will also receive the employer contributions made under ProAssurance’s non-qualified deferred compensation plan upon any termination of employment as follows: Dr. Crowe — $48,125; Mr. Adamo — $27,417; Mr. Rand — $15,417; and Mr. Friedman — $18,571.

GRANTS OF PLAN-BASED AWARDS

								All Other	All Other
								Stock	Option
								Awards:	Awards:
								Number of	Number of	Exercise or
								Shares of	Securities	Base Price
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards			Stock of	Underlying	of Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)

A. Derrill Crowe,	3/8/06	—	707,200	848,640
Chairman and Chief Executive	3/8/06				6,250	8,335	10,415
Officer of ProAssurance	3/8/06								25,000	51.38
Victor T. Adamo,	3/8/06	—	346,500	445,800
Vice Chairman and	3/8/06				3,750	5,000	6,250
President of	3/8/06								15,000	51.38
ProAssurance	3/1/06							114
Paul R. Butrus,	3/8/06	—	188,000	225,600
Vice Chairman of	3/8/06				1,565	2,085	2,605
ProAssurance	3/8/06								6,250	51.38
Edward L. Rand, Jr.	3/8/06	—	189,000	226,800
Chief Financial Officer and	3/8/06				3,130	4,170	5,210
Senior Vice President of	3/8/06								12,500	51.38
Finance	3/1/06							114
Howard H. Friedman	3/8/06	—	205,000	246,000
Senior Vice President-	3/8/06				3,130	4,170	5,210
ProAssurance	3/8/06								12,500	51.38
	3/1/06							114

(1)	The Compensation Committee uses the performance criteria as a guideline in making its recommendations for annual incentive compensation. Each element of the performance criteria has a minimum achievement level. No incentive compensation is payable with respect to a performance criteria if a minimum is not achieved. The amounts shown in these columns do not include the 7.5% tax assistance, which is included in the amounts reflected in the Summary Compensation Table. The non-equity incentive plan awards are discussed in more detail below.

ProAssurance currently awards equity compensation to its Named Executive Officers under two different plans: the ProAssurance Corporation 2004 Equity Incentive Plan and the ProAssurance Corporation Amended and Restated Stock Ownership Plan. The 2004 Equity Incentive Plan, or the equity incentive plan, is designed to further the long-term growth in profitability of ProAssurance by offering proprietary interests in the company to those key officers, employees, consultants and directors who will be largely responsible for such growth, and to enhance the our ability to retain such persons through long-term incentive compensation in the form of proprietary interests in ProAssurance. There are 2,500,000 shares of ProAssurance Common Stock reserved for awards under the equity incentive plan. This number is subject to adjustment to reflect any increase or decrease in the number of Common Stock shares outstanding resulting from: stock split or stock dividend on the shares; a recapitalization or reclassification of the shares; or a merger or consolidation. No participant may receive awards for more than 250,000 shares of ProAssurance Common Stock (or their equivalent) in any year under the equity incentive plan. The Compensation Committee has the authority to make the following types of equity-based awards under the equity incentive plan: (1) performance shares; (2) stock options; (3) stock appreciation rights; (4) restricted stock; (5) restricted units; and (6) other stock based awards.

Non-Equity Incentive Plan Awards.  The amounts in this column reflect the incentive compensation payable to the Named Executive Officers under the 2006 Annual Incentive Award Guidelines as recommended by the Compensation Committee and approved by the Board of Directors at its meeting on March 8, 2006. Incentive awards are expressed as a percentage of base salary. The Named Executive Officers were eligible to receive the following percentages of their respective base salaries as their targeted incentive compensation for 2006: Dr. Crowe — 100%; Mr. Adamo — 70%; Mr. Butrus — 40%; Mr. Rand — 50%; and Mr. Friedman — 50%. Annual incentive awards are based on corporate performance and individual performance (other than Messrs. Crowe, Butrus and Adamo) and each of the criteria are assigned a percentage share of the annual incentive compensation as described in the Compensation Discussion and Analysis beginning on page 13 of this proxy statement. A threshold and a goal are established for each performance criteria. The Compensation Committee uses these performance criteria as guidelines in recommending the amount of annual incentive compensation to be paid to the Named Executive Officers. If the threshold is met but the goal is not achieved for any of the performance criteria, the Compensation Committee may reduce the percentage share of the applicable performance criteria; conversely, if the goal for any of the performance criteria is exceeded, the Compensation Committee may increase the percentage share up to a maximum of 120% of the applicable performance criteria. The target goals for each of the performance criteria in 2006 and the credit given for each of the corporate performance criteria are set forth below.

	2006	2006	2006
Performance Criteria	Target	Actual	Credit

Stock Performance (Percentage above Index)	25%	(12.62)%	0%
Operating Income (Notes 1 and 2) (per diluted weighted average share)	$3.23	$3.74	120%
Combined Ratio	99%	94%	114%
Loss Ratio	82%	76%	95%
Expense Ratio	17%	18%	19%

Note 1 — Reflects diluted weighted average net operating income per share. Operating income may be reconciled to GAAP income from continuing operations in 2006 in accordance with the following:

Income from continuing operations, net of tax	$126,984
Capital losses, net of tax	774
Interest expense related to convertible debt, net of tax (computation of diluted operating income per share assumes conversion of convertible debt)	2,967

Operating income for computation of diluted operating income per share	$130,730

Note 2 — In establishing 2006 performance targets the Compensation Committee elected to exclude results derived from PIC Wisconsin after the merger, and the effect of shares issued in that merger. However, maximum credit was achieved prior to excluding PIC Wisconsin-related factors, which would have increased the credit earned under the plan.

The annual incentive compensation paid to the senior executive officers in 2007 for 2006 is reflected in the Summary Compensation Table. The annual incentive compensation comprised the following percentages of base salary of the senior executive officers: Crowe — 94%; Adamo — 66%; Butrus — 38%; Rand — 53%; and Friedman — 44%. Annual incentive award payments are paid as follows: 50% in cash and 50% in shares of our common stock based on the market value of the shares on the date the Board of Directors approves the annual incentive awards. The amount of the incentive awards in the Summary Compensation Table exceed the above percentages because the payment is grossed up by 7.5% to assist with payment of taxes on the non-cash portion of the award. We use the shares of common stock reserved for issuance under our 2004 Equity Incentive Plan to fund the stock portion of our annual incentive payments.

Equity Incentive Plan Awards.  The Compensation Committee has granted performance shares to the Named Executive Officers and other senior executives of ProAssurance or its subsidiaries. A performance share is the equivalent of one share of Common Stock which becomes vested and nonforfeitable upon the attainment of performance objectives established by the Compensation Committee. The Compensation Committee establishes the performance objectives and the length of the performance period to attain such objectives at the time a performance share is awarded. The Compensation Committee may prescribe different conditions for different participants, but the performance objectives for performance shares awarded to a participant must relate to at least one of the following criteria which may be based on the performance of ProAssurance or a subsidiary or a business segment (either alone or on a comparative basis relative to other companies): (1) income per share; (2) return on equity; (3) economic value added; (4) total return; (5) sales or revenues; or (6) other reasonable bases. The Compensation Committee determines whether the performance objectives for performance shares have been attained at the end of each participant’s performance period, or if one or more interim periods are authorized by the Compensation Committee, at the end of an interim period within the relevant performance period. If the Compensation Committee determines that such performance objectives have been obtained, the participant will be entitled to receive payment for each performance share in an amount equal to the value of one share of ProAssurance’s common stock on the date of payment. In March 2006, the board of directors, on the recommendation of the Compensation Committee, granted performance shares to the named executive officers. The performance shares are included in the table as Estimated Future Payments under “Equity Incentive Plan Awards.” The performance shares are payable if either of the following performance criteria are met in the three year period ending December 31, 2008:

•	Total Return — total return measures our stock’s performance in comparison to the SNL Property/Casualty Index. If our stock performance is less than the index, no performance shares will be earned; if our stock performance is equal to the index, the threshold of 75% of the target shares are earned; if our stock performance is in the top one-third of the companies in the index, the target shares are earned; and if our stock performance is in the top one-fourth of the companies, the maximum of 125% of the target shares will be earned.

•	Economic Value Added — economic value added measures the compound annual growth rate, or CAGR, in tangible book value per common share (excluding SFAS 115 adjustments for unrealized gains and losses). If CAGR is less than 7.5%, no performance shares will be earned; if CAGR is equal to at least 7.5%, the threshold of 75% of the target shares will be earned; if CAGR is equal to at least 10%, the target shares are earned; and if CAGR is equal to at least 15%, 125% of the target shares are earned.

All Other Stock Awards.  The ProAssurance Corporation Amended and Restated Stock Ownership Plan, or the stock ownership plan, is an open market stock purchase plan that allows all of our employees and directors who have completed six months or more of service to contribute funds or shares of Common Stock through periodic payroll deductions, or through a single lump sum deposit, for the purchase of shares of our Common Stock in ordinary brokerage transactions in the open market. Under the terms of our stock ownership plan, ProAssurance contributes an amount equal to 100% of the first $2,000 contributed by a participating employee during a calendar year and 50% of the next $8,000 contributed by a participating employee in such calendar year. The proceeds from ProAssurance contributions are also used to purchase shares of our Common Stock in the open market. The shares purchased with ProAssurance contributions are held for the account of each participant, but do not vest until the first to occur of the following:

•	the participant remains in the employ of ProAssurance or a subsidiary for three years;

•	the participant terminates such employment by reason of his or her disability, death or retirement; or

•	there is a “change of control” of ProAssurance.

All unvested shares are forfeited when the participant terminates his or her employment. The shares purchased with contributions made by ProAssurance for Named Executive Officers in 2006 are reflected in the Summary Compensation Table under “Other Stock Awards: Number of Shares or Units.”

All Other Option Awards.  The board of directors has granted stock options to the Named Executive Officers and other key employees of ProAssurance and its subsidiaries under the 2004 Equity Incentive Plan. The exercise price for each option must not be less than 100% of the market value of a share of ProAssurance’s Common Stock on the date of grant. Under the terms of the equity incentive plan the incentive stock options become exercisable in five equal annual installments or at such other time(s) as may be specified by the Compensation Committee at the time of grant. On March 8, 2006, the Board of Directors, on the recommendation of the Compensation Committee, granted stock options to the Named Executive Officers and the options are reflected in the table as “All Other Option Awards: Number of Securities Underlying Options.” The option price or exercise price of $51.38 was based on the closing market price of a share of Common Stock on the date of grant. Options vest and become exercisable at the rate of 20% per year commencing six months after the date of grant. Unvested options accelerate and become exercisable upon termination of employment by reason of death or retirement and upon a change of control.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

						Stock Awards
									Equity
									Incentive
								Equity	Plan Awards:
	Option Awards(1)							Incentive	Market or
			Equity					Plan Awards:	Payout
			Incentive					Number of	Value of
			Plan Awards:				Market	Unearned	Unearned
	Number of	Number of	Number of			Number of	Value of	Shares,	Shares,
	Securities	Securities	Securities			Shares or	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			Units of	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)(2)	($)	(#)(3)	($)

A. Derrill Crowe,	1/15/02 - 40,000			16.80	1/15/12	—	—	—	—
Chairman and Chief	3/3/03 - 20,000	3/3/03 - 10,000		22.00	3/3/13	—	—	—	—
Executive Officer	3/10/04 - 20,000	3/10/04 - 20,000		33.28	3/10/14	—	—	—	—
of ProAssurance	3/9/05 - 20,000	3/9/05 - 30,000		41.15	3/9/15	—	—	—	—
	3/8/06 - 5,000	3/8/06 - 20,000		51.38	3/8/16	—	—	10,415	519,916

Victor T. Adamo,		3/3/03 - 7,500		22.00	3/3/13	3/1/04 - 171	8,536	6,250	312,000
Vice Chairman and	3/10/04 - 22,500	3/10/04 - 15,000		33.28	3/10/14	3/1/05 - 143	7,139
President of	3/9/05 - 15,000	3/9/05 - 22,500		41.15	3/9/15	3/1/06 - 114	5,690
ProAssurance	3/8/06 - 3,000	3/8/06 - 12,000		51.38	3/8/16

Paul R. Butrus,	12/3/97 - 4,050	—		24.68	12/3/07	—	—	2,605	130,041
Vice Chairman of	12/3/97 - 109,563	—		24.68	12/3/07	—	—	—	—
ProAssurance	12/3/98 - 28,875	—		26.03	12/3/08	—	—	—	—
	12/8/99 - 26,250	—		21.01	12/8/09	—	—	—	—
	1/15/02 - 25,000	—		16.80	1/15/12	—	—	—	—
	3/3/03 - 10,000	3/3/03 - 2,500		22.00	3/3/13	—	—	—	—
	3/10/04 - 7,500	3/10/04 - 5,000		33.28	3/10/14	—	—	—	—
	3/9/05 - 5,000	3/9/05 - 7,500		41.15	3/9/15	—	—	—	—
	3/8/06 - 1,250	3/8/06 - 5,000		51.38	3/8/16	—	—	—	—

Edward L. Rand, Jr.	11/9/04 - 4,000	11/9/04 - 6,000		36.46	11/9/14	3/1/06 - 114	5,690	5,210	255,590
Chief Financial	3/9/05 - 10,000	3/9/05 - 15,000		41.15	3/9/15	—	—	—	—
Officer and Senior	3/8/06 - 2,500	3/8/06 - 10,000		51.38	3/8/16	—	—	—	—
Vice President of
Finance, ProAssurance

Howard H. Friedman	1/15/02 - 50,000			16.80	1/15/12	3/1/04 - 171	8,536	5,210	255,590
Senior Vice	3/3/03 - 20,000	3/3/03 - 5,000		22.00	3/3/13	3/1/05 - 143	7,139	—	—
President-ProAssurance	3/10/04 - 15,000	3/10/04 - 10,000		33.28	3/10/14	3/1/06 - 114	5,690	—	—
	3/9/05 - 10,000	3/9/05 - 15,000		41.15	3/9/15	—	—	—	—
	3/8/06 - 2,500	3/8/06 - 10,000		51.38	3/8/16	—	—	—	—

(1)	Option Awards granted prior to 2005 were granted under the ProAssurance Corporation Incentive Compensation Stock Plan adopted in 1995. The options granted under the plan prior to 2002 were fully vested on date of grant and expire ten years after date of grant. Options granted under this plan in 2002, 2003 and 2004 vest over five years commencing six months after the date of grant at the rate of 20% per year and terminate ten years after the date of grant. Option Awards granted in 2005 and 2006 were granted under the ProAssurance Corporation 2004 Equity Incentive Plan. The options granted under this plan vest over five years commencing six months after date of grant at the rate of 20% per year and terminate ten years after the date of grant.

(2)	The Stock Awards not vested reflect the number of shares purchased with matching contributions made by ProAssurance under the terms of the Amended and Restated Employee Stock Ownership Plan. Under the terms of the plan, the Named Executive Officers are required to make lump sum contributions prior to March 1 each year. ProAssurance contributes a 100% matching contribution for the first $2,000 contributed by a plan participant and a 50% matching contribution for the next $8,000 contributed by a plan participant, for a maximum matching contribution of $4,000. The matching contributions are made in March of each year and are applied to the purchase of shares of our Common Stock in the open market. The date of purchase is reflected as the date of grant. The shares fully vest three years after the date of grant if the plan participant is employed by ProAssurance or a subsidiary during such three year period. Vesting of the shares is accelerated upon the death, disability or retirement of plan participant or upon a change of control of ProAssurance.

(3)	The Equity Incentive Plan Awards reflect the performance shares granted to the Named Executive Officers under the 2004 Equity Incentive Plan. The performance shares vest if ProAssurance achieves performance criteria discussed in the Compensation Discussion and Analysis (beginning on page 13) during the three year period commencing on the date of grant. The number of unearned performance shares assumes the Named

Executive Officer will earn the maximum number of performance shares because the compound annual growth rate of ProAssurance in 2006 exceeded 15%.

OPTION EXERCISES AND STOCK VESTED
(During Last Completed Fiscal Year)

	Option Awards(1)		Stock Awards(2)
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

A. Derrill Crowe,	—	—	—	—
Chairman and Chief Executive Officer of ProAssurance
Victor T. Adamo,	8/10/06 - 15,000	497,700	3/1/06 - 271	13,897
Vice Chairman and President of ProAssurance	11/13/06 - 7,500	215,775	—	—
Paul R. Butrus,	—	—	—	—
Vice Chairman of ProAssurance
Edward L. Rand, Jr.	—	—	—	—
Chief Financial Officer and Senior Vice President of Finance, ProAssurance
Howard H. Friedman	—	—	3/1/06 - 271	13,897
Senior Vice President-ProAssurance

(1)	The options exercised were granted to the Named Executive Officer under the Incentive Compensation Stock Plan and the 2004 Equity Incentive Plan. The value realized on exercise of options reflects the difference between the exercise price for the shares of our Common Stock purchased on the exercise of an outstanding option and the market price of such shares of Common Stock based on the closing price of a share of our Common Stock on the New York Stock Exchange on the date of exercise. Options surrendered in “cashless” exercises are valued in this table as if they were exercised and sold on the date of exercise.

(2)	The shares acquired on vesting are the shares of our Common Stock that have been purchased with ProAssurance’s matching contributions under the Amended and Restated Employee Stock Ownership Plan. The value realized reflects the market price of the vested shares on the third anniversary of the purchase of the shares under the plan.

NON-QUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY	Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)

A. Derrill Crowe,	500,000	48,125	119,363	—	—
Chairman and Chief Executive Officer of ProAssurance
Victor T. Adamo,	52,000	27,417	9,424	—	—
Vice Chairman and President of ProAssurance
Paul R. Butrus,	—	—	—	—	—
Vice Chairman of ProAssurance
Edward L. Rand, Jr.	26,000	15,417	4,625	—	—
Chief Financial Officer and Senior Vice President of Finance, ProAssurance
Howard H. Friedman	52,000	18,571	10,070	—	—
Senior Vice President-ProAssurance

Effective January 1, 2005, we adopted the Executive Nonqualified Excess Plan of ProAssurance Group, or the deferred compensation plan, for the benefit of eligible employees and directors. The employees eligible to participate in the plan are vice presidents and above of ProAssurance and any other employees whose annual compensation exceeds $95,000 (adjusted for future cost of living increases made to the similar dollar limit that applies to the definition of “highly compensated employee” found in the Internal Revenue Code).

Under the deferred compensation plan, an eligible employee may elect to defer up to 75% of his or her base salary. A director may elect to defer a minimum of $100 and a maximum of $100,000 of his or her director fees or other cash compensation. The deferred compensation plan provides for matching employer credits on behalf of participants who, because of their salary reduction deferrals to the plan, do not receive the full amount of the matching contribution they would otherwise receive under our qualified retirement plan. This impacts employees whose base compensation is less than the compensation limit established by the Code for qualified plans (for 2006, $220,000) and employees whose base compensation is initially in excess of this amount, but who, because of their deferral election under this plan, have resulting compensation less than the limit.

Effective January 1, 2006, we amended our deferred compensation plan to provide for additional matching employer contributions on behalf of employees whose base compensation exceeds our qualified plan’s compensation limit. For these employees, we match salary reductions in an amount up to 10% of the amount by which their base compensation exceeds the compensation limit.

Deferred amounts are contributed to the deferred compensation plan and contributions are credited with deemed investment earnings as if they were invested in one or more designated mutual funds pursuant to an investment election made by the participant as of the date of deferral. Deferred amounts are actually invested in the designated mutual fund and held in a trust until distribution. Distributions under the plan are made upon termination of employment or service, death, disability, or upon a change of control. Distributions are made in a lump sum or annual installments over a period not exceeding 10 years as elected by the participant. A separate distribution election can be made with respect to each year’s deferrals and matching contributions.

We also adopted a deferred compensation plan for the exclusive benefit of Dr. Crowe in late 2004. Dr. Crowe’s plan allows him to defer some or all of his base salary and bonus compensation for 2004. The deferrals were not funded and accrued interest at an assumed rate equal to the average return on ProAssurance’s investment portfolio. Dr. Crowe will receive all deferred amounts upon his retirement. We merged Dr. Crowe’s plan with our deferred compensation plan in 2006 so that he participates in that plan on the same basis as other eligible employees.

DIRECTOR COMPENSATION
(During Last Completed Fiscal Year)

					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards(1)	Awards(1)	Compensation	Compensation	Compensation		Total
Name	($)	($)	($)	($)	Earnings	($)		($)

Lucian F. Bloodworth	42,000	53,500	—	—	—	—		89,500
Robert E. Flowers	33,000	53,500	—	—	—	—		80,500
William J. Listwan	12,000	—	—	—	—	22,000	(2)	34,000
John J. McMahon, Jr.	33,000	53,500	—	—	—	—		86,500
John P. North, Jr.	48,000	53,500	—	—	—	—		101,500
Ann F. Putallaz	42,000	53,500	—	—	—	—		95,500
William H. Woodhams	32,000	53,500	—	—	—	—		85,500
Wilfred W. Yeargan, Jr.	32,000	53,500	—	—	—	—		85,500

(1)	Includes 1,000 shares of Common Stock granted to the directors on May 17, 2006 as stock awards under the 2004 Equity Incentive Plan. The closing price of a share of Common Stock on the New York Stock Exchange on the date of grant was $47.50. Also includes 114 shares for each of the directors, except for Dr. Listwan, purchased with matching contributions under the Amended and Restated Employee Stock Ownership Plan on March 1, 2006.

(2)	On October 1, 2006, ProAssurance engaged Dr. Listwan to provide consulting services to ProAssurance and PIC Wisconsin in consideration of an annual retainer of $44,000. ProAssurance paid Dr. Listwan $22,000 in 2006 pursuant to this engagement.

In 2006, non-management directors received a monthly retainer in the amount of $2,000 for each day the director attends a Board meeting and $1,000 for Committee meetings that are not held on the same day as Board meetings, except that in the case of the audit committee, the chairman received a monthly retainer of $3,167 per month and the other members received monthly retainers of $2,667 per month. Directors continue to be eligible to participate in the ProAssurance Corporation Stock Ownership Plan.

On May 18, 2005, our board of directors adopted the ProAssurance Corporation Director Deferred Stock Compensation Plan to facilitate director stock compensation approved by the Compensation Committee. The plan provides that the Compensation Committee will meet before the annual meeting each year to consider whether or not to provide stock compensation to non-management directors. The stock compensation is payable in shares of our Common Stock that are reserved for issuance under the ProAssurance Corporation 2004 Equity Incentive Plan. Directors may elect either to receive the shares of Common Stock currently or to defer the receipt of the shares until their service as a director has ended. On May 17, 2006, the Board of Directors approved the issuance of 1,000 shares of Common Stock as stock compensation to each of the non-management directors. The closing price of a share of Common Stock on the New York Stock Exchange on that date was $47.50.

At the meeting of the board of directors on March 7, 2007, the board of directors increased the directors’ compensation on the recommendation of the Compensation Committee by increasing the annual retainer for non-management directors from $24,000 to $28,000. In addition, the Board amended the stock awards to be granted to directors as compensation by fixing the dollar value of the stock awards at $50,000. The stock awards will be granted on the date of the annual meeting of the stockholders and the number of shares included in the stock awards will be the number of whole shares of Common Stock closest in value to $50,000, but not exceeding that amount based on the closing price of a share of Common Stock on the New York Stock Exchange on the date of the annual meeting. The stock awards will be issued from the shares reserved for issuance under the 2004 Equity Incentive Plan and will be eligible for deferral under the Director Deferred Stock Compensation Plan.

Management directors do not receive any additional cash or stock compensation for their service as directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC, which are called Section 16 Reports. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16 Reports they file. Purchases and sales of our equity securities by such persons are published on our website at www.ProAssurance.com.

Based on a review of the copies of such Section 16 Reports we received, and on written representations from our reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were complied with during fiscal year 2006, except that Jeffrey P. Lisenby was late in filing a Form 4 with respect to 25 shares granted to him on December 1, 2006 as an award for service.

TRANSACTIONS WITH RELATED PERSONS

Our Code of Ethics and Conduct addresses conflicts of interest that arise when an employee or member of his or her family receives a personal benefit in a transaction involving ProAssurance or a subsidiary. Generally, employees are required to report any situation involving an actual or potential conflict of interest to ProAssurance for a determination of whether it involves a permissible conflict of interest. The Code of Ethics and Conduct provides specific guidance as to the following situations:

•	Employees are prohibited from (i) taking for themselves personally opportunities that are discovered through the use of ProAssurance’s information or position, (ii) using ProAssurance’s property, information, or position for personal gain, and (iii) competing with ProAssurance.

•	If ProAssurance or a subsidiary does business or considers doing business with a company in which an employee or member of his or her family is employed or has a material financial or other interest, the employee must disclose the interest to his or her supervisor if he or she is aware of the proposed business relationship and refrain from participating in the approval process.

•	If an employee participates in religious, charitable, educational or civic activities, good judgment must be exercised to abstain from involvement in activities which would present a conflict of interest or interfere with responsibilities to or the reputation of ProAssurance.

Historically, none of the executive officers or directors have participated in a material transaction in which any such person or any person related to them has had a material interest. However, the personal use of the corporate aircraft has presented the potential for material transactions between ProAssurance and its directors and officers. ProAssurance has adopted written policies and procedures for the review, approval or ratification of personal travel on corporate aircraft effective December 1, 2006. Pursuant to ProAssurance’s policies and procedures for the approval of personal travel on corporate aircraft, which we refer to in this proxy statement as Policies and Procedures for Personal Use of Aircraft, senior executive officers, directors and such other employees of ProAssurance or its subsidiaries as may be designated by the Chief Executive Officer may use the corporate aircraft for personal travel if the aircraft is not otherwise required for business-related travel, upon reasonable notice to the Chief Executive Officer. As used in the Policies and Procedures for Personal Use of Aircraft, personal travel includes travel for entertainment, amusement or recreational purposes as described in Internal Revenue Service Notice 2005-45.

The Compensation Committee of the board of directors will establish, after reviewing the cost of the personal travel, the number of flight hours for which the Chief Executive Officer may use the corporate aircraft for personal travel in the succeeding twelve month period without further approval of the committee. The Compensation Committee has established the number of aggregate flight hours for which all other authorized users may use the corporate aircraft for personal travel during the succeeding twelve months with the approval of the Chief Executive Officer as follows: 50 flight hours for personal travel by the CEO and 20 flight hours for personal travel by other authorized users in the aggregate. The Chief Executive Officer must get the prior approval of the Compensation Committee before approving any personal travel which exceeds the aggregate limit. The Compensation Committee may delegate to any of its members the authority to approve requests for personal travel in excess of established limits. Both the Compensation Committee and the Chief Executive Officer are responsible for applying the Policies and Procedures for Personal Use of Aircraft.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of three independent directors and operates pursuant to a written charter that was amended and restated in December 2003, which is available in the Corporate Governance section of our website at www.ProAssurance.com. During 2006, the Audit Committee held nine meetings. In conjunction with some of these meetings, the Audit Committee met in executive sessions and met in private sessions with the independent auditors, the Vice President of Internal Audit, and outside corporate counsel.

Our management is responsible for the preparation, presentation and integrity of ProAssurance’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of ProAssurance’s financial statements in accordance with generally acceptable auditing standards and expressing an opinion as to their conformity with generally accepted accounting principles. The independent auditors are also required to evaluate ProAssurance’s internal controls over financial reporting and to express their opinion as to the effectiveness of such internal controls and as to management’s assessment of the effectiveness of such internal controls. The Audit Committee is directly responsible in its capacity as a committee of the board for the appointment, compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and with Ernst & Young LLP, our independent auditors. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards (“SAS”) No. 61, Communications with Audit Committees, as currently in effect. SAS No. 61 requires the independent auditors to provide ProAssurance with additional information regarding the scope and results of their audit of ProAssurance’s financial statements, including information with respect to the following, if applicable:

•	their responsibility under standards of the Public Company Accounting Oversight Board (United States), or the PCAOB;

•	critical accounting policies, including a discussion of their quality, not just their acceptability;

•	sensitive accounting estimates;

•	any significant audit adjustments;

•	unrecorded audit differences considered by management to be immaterial;

•	any disagreements with management;

•	consultations with other accountants;

•	any difficulties encountered with management in performing the audit;

•	the adoption of or change in an accounting principle; and

•	methods of accounting for significant unusual transactions and for controversial or emerging areas.

The Audit Committee has received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, with respect to any relationships between Ernst & Young LLP and ProAssurance that in their professional judgment may reasonably be thought to bear on independence. Ernst & Young LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of ProAssurance within the meaning of federal securities laws.

In addition to the disclosures and discussions mandated by SAS No. 61 and ISB Standards No. 1, the Audit Committee discussed with Ernst & Young LLP risks of fraud and illegal acts as required by SAS No. 99 and other matters required to be communicated to the Committee by our independent auditor under the requirements of the PCAOB, SEC and NYSE, including without limitation, information with respect to the following, if applicable:

•	pre-approval of services to be performed by the independent auditor;

•	material alternative accounting treatments discussed with management;

•	other material written communications to management;

•	significant deficiencies and material weaknesses identified during audit of internal control;

•	comments on additional information on management’s report on internal control and on management’s certification about changes in internal control;

•	internal quality control procedures of the independent auditor;

•	material issues raised in quality control reviews of the independent auditor within the last five years and corrective actions taken; and

•	relationships between ProAssurance and the independent auditor.

All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof. The Audit Committee approved the non-audit services rendered by our independent auditors during ProAssurance’s most recent fiscal year as required by Section 10A(i) of the Exchange Act and Rule 2.01(c)(7) of Regulation S-X and considered whether the approved non-audit services are compatible with maintaining the independence of such auditors.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the board of directors that the audited financial statements of ProAssurance for 2006 be included in its Annual Report on Form 10-K for the year ended December 31, 2006, prior to the filing of such report with the SEC.

Audit Committee:
John P. North, Jr., Chairman
Lucian F. Bloodworth
Ann F. Putallaz
April 6, 2007

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP was engaged as independent public accountants of ProAssurance for 2006. Representatives from Ernst & Young, LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. The Audit Committee is responsible for selecting our independent public accountants for 2007, and has not yet made its selection.

Fees for 2006 and 2005

The table below sets forth the aggregate fees paid by ProAssurance for audit, audit-related, tax and other services provided by Ernst & Young LLP to ProAssurance during each of the last two years.

	2006	2005

Audit fees	$1,757,998	$1,860,594
Audit-related fees	2,310	103,370
Tax fees	0	0
All other fees	170,779	713,396

Total	$1,931,087	$2,677,360

Substantially all of the other fees in 2006 related to non-audit services provided in connection with the development of a predictive model for use by our insurance subsidiaries in underwriting their medical professional liability risks through an analysis of internal and external data. The Audit Committee does not believe that these services are prohibited non-audit services. The Audit Committee further believes that provision of these services will not impair the independence of the auditor.

All fees paid to Ernst &Young, LLP in 2006 which required the pre-approval of the Audit Committee were approved in accordance with our pre-approval policies and procedures described below.

Pre-Approval Policies and Procedures

Audit and Non-Audit Services Pre-Approval Policy.  Under the Sarbanes-Oxley Act of 2002, the audit committee of the board of directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the audit committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from ProAssurance. To implement these provisions of the Sarbanes-Oxley Act of 2002, the SEC has issued rules specifying the types of services that an independent auditor may not provide to its audit client and governing the audit committee’s administration of the engagement of the independent auditor. Our Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by our independent auditor may be pre-approved.

For pre-approval of non-audit services, our Audit Committee will consider whether services are consistent with the SEC’s rules on auditor independence. Our Audit Committee will also consider whether the independent auditor is able to provide effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the services will enhance our ability to manage or control risk or improve audit quality. Our Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. All such factors will be considered as a whole, and no one factor should necessarily be determinative.

Our Audit Committee determines from time to time the eligible services that may be provided to ProAssurance by our independent auditors in accordance with the requirements and guidance of the SEC and the NYSE, or other exchanges or market systems in which our stock is traded. The Audit Committee also determines whether such services fit in the categories of Audit Services, Audit Related Services, Tax Services and other Permitted Non-Audit Services as described below and as the description of such services may be modified under subsequent guidance and interpretation of the regulatory and self-regulatory organizations applicable to ProAssurance, including without limitation, the SEC and the NYSE. The independent auditor may not provide any non-audit services that are prohibited under the provisions of Section 10A of the Exchange Act and the rules and regulations promulgated thereunder.

Audit Services.  Audit services in the annual audit engagement include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor in order for the independent auditor to form an opinion on ProAssurance’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control and consultations relating to the annual audit or quarterly review. Audit services also include the engagement for the independent auditor’s report on the effectiveness of internal controls for financial reporting and on management’s assessment of the effectiveness of such internal controls. In addition to the audit services included in the annual audit engagement, the Audit Committee may approve other audit services. Other audit services are those services that only the independent auditor can reasonably provide and include statutory audits or financial audits for our subsidiaries or affiliates and services associated with SEC registration statements, periodic reports and other documents we file with the SEC or other documents issued in connection with a securities offering.

Audit-Related Services.  Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor. Because our Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor and is consistent with SEC rules on auditor independence, the Audit Committee may grant pre-approval to audit-related services. Audit-related services include, among others: due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations relating to accounting, financial reporting or disclosure matters not classified as “audit services;” assistance with understanding and implementing new accounting and financial reporting guidance from rule-making authorities; financial audits of employee benefit plans; agreed upon or expanded audit procedures related to accounting and/or billing records required to respond or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

Tax Services.  Our Audit Committee believes that the independent auditor can provide tax services to ProAssurance such as tax compliance, tax planning and tax advice without impairing the auditor’s independence, and the SEC has stated that the independent auditor may provide such services. Hence, our Audit Committee believes it may grant pre-approval to those tax services that:

•	have historically been provided by the independent auditor;

•	the Audit Committee believes would not impair the independence of the auditor; and

•	are consistent with SEC rules on auditor independence.

The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee will consult with the chief accounting officer or outside counsel to determine that tax planning and reporting positions are consistent with this policy.

Other Non-Audit Services.  Our Audit Committee believes, based on the SEC’s rules prohibiting the independent auditor from providing specific non-audit services, that certain types of non-audit services are permitted. Accordingly, the Audit Committee believes it may grant pre-approval for those permissible non-audit services that it believes are routine and recurring services, would not impair the independence of the auditor, and are consistent with the SEC’s rules on auditor independence. Our Audit Committee may not pre-approve any of SEC’s prohibited non-audit services.

Pre-Approval Procedures

Annual Audit Engagement.  Our Audit Committee appoints the independent auditor of ProAssurance and pre-approves the services to be provided in connection with the preparation or issuance of the annual audit report or related work. The annual audit services are set forth in an engagement letter prepared by the independent auditor which is submitted to the Audit Committee for approval. The engagement letter provides that the independent auditor reports directly to the Audit Committee. Any audit services within the scope of the engagement letter are deemed to have been pre-approved by our Audit Committee.

Pre-Approval of Other Audit and Non-Audit Services.  Other audit services, audit-related services, tax services, and other non-audit services may be pre-approved by our Audit Committee in accordance with the following procedure either on a specific case-by-case basis as services are needed or on a pre-approval basis for services that are expected to be needed. Our Audit Committee may delegate to one or more designated members of the audit committee, who are independent directors of the board of directors, the authority to grant pre-approval of these services to be performed by the independent auditors. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Our management may submit requests for pre-approval of eligible services by the independent auditor from time to time to our Audit Committee or to the member or members of the committee to whom pre-approval authority has been delegated. The request for approval must be sufficiently detailed as to the particular services to be provided so that the Audit Committee knows precisely what services it is being asked to pre-approve and so that it can make a well reasoned assessment of the impact of the service on the auditor’s independence. Budgeted amounts or fee levels for services to be provided by the independent auditor must be submitted with the request for pre-approval. Requests for pre-approval of services by the independent auditor must include a joint statement of the independent auditor and the chief accounting officer as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

Our Audit Committee will be informed not less frequently than quarterly of the services rendered by the independent auditor. Our chief accounting officer will be responsible for tracking all independent auditors’ fees against the budget for such services and report at least quarterly to the Audit Committee.

The Audit Committee has designated our internal auditor to monitor the performance of all services provided by ProAssurance’s independent auditor and to determine whether such services are in compliance with this policy. Our internal auditor will report to the Audit Committee on a periodic basis on the results of its monitoring. Both our internal auditor and management will immediately report to the chairman of the Audit Committee any breach of this policy that comes to the attention of the internal auditor or any member of management. The Audit Committee will also review our internal auditor’s annual internal audit plan to determine that the plan provides for monitoring of the independent auditor’s services.

Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Directors

We have adopted policies on reporting of concerns regarding accounting and other matters and on communicating with our directors. Any person, whether or not an employee, who has a concern about the conduct of ProAssurance or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern to the members of the Audit Committee by using any of the methods described in the Corporate Governance section on our website at www.ProAssurance.com. Additionally, any person may communicate directly with our non-management directors by sending an e-mail to IndependentDirector@ProAssurance.com. Further information on the procedure for these communications is available in the Corporate Governance section of our website at www.ProAssurance.com.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

We have no present knowledge of any other matters to be presented at the annual meeting. If any other matters should properly come before the annual meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their best judgment.

PROPOSALS OF STOCKHOLDERS

Stockholder Nominations for Directors

Our Bylaws require that a stockholder who desires to nominate directors at an annual meeting of stockholders must give us written notice of his or her intent not later than December 1 in the year preceding the annual meeting or such other date as may be established by our board of directors for a particular annual meeting by written notice to the stockholders. The stockholder’s notice must set forth:

•	the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

•	a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•	such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the board solicited proxies for the election of such nominee at the meeting; and

•	the consent of each nominee to serve as a director of ProAssurance if so elected.

Stockholder Proposals for our 2008 Annual meeting

If you wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2008 annual meeting, you must submit your proposal in proper form (in accordance with the SEC Rule 14a-8), to our secretary on or before December 20, 2007, in order for the proposal to be considered for inclusion in the proxy statement for the 2008 annual meeting of stockholders.* Simply submitting a proposal does not guarantee its inclusion, as the rules of the SEC make clear. The stockholder’s notice must set forth:

•	a brief description of the business desired to be brought before the meeting and the reasons for considering such matter or matters at the meeting;

•	the name and address of the stockholder who intends to propose such matter or matters;

•	a representation that the stockholder has been a holder of record of stock of ProAssurance entitled to vote at such meeting for a period of one year and intends to hold such shares through the date of the meeting and appear in person or by proxy at such meeting to propose such matter or matters;

•	any material interest of the stockholder in such matter or matters; and

•	a description of all understandings or relationships between the stockholder and any other person(s) (naming such persons) with respect to the capital stock of ProAssurance as to the matter specified in the notice.

The proposal and any accompanying statement may not exceed 500 words. Stockholders are not permitted to submit proposals for consideration at special meetings.

OTHER MATTERS

Important Notice Regarding Delivery of Stockholder Documents

We have sent a notice to certain street name stockholders of Common Stock who share a single address, indicating that only one copy of this proxy statement and our 2005 annual report is being sent to that address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” reduces our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this proxy statement or our 2006 annual report, he or she may contact Frank O’Neil, Senior Vice President, ProAssurance Corporation, either by mail at P.O. Box 590009, Birmingham, Alabama 35259-0009, by telephone at (205) 877-4400 or (800) 282-6242, and we will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact Mellon Shareholder Services at 1-800-851-4218, if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual report and proxy statement, you may request householding in the future by contacting Mellon Shareholder Services at 1-800-851-4218.

Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by ProAssurance under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement titled “Report of the Compensation Committee,” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), as well as the exhibits to this proxy statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

*  Our Bylaws require any stockholder who desires to propose any business at the annual meeting of stockholders (other than the election of directors) to give us written notice not later than December 1 in the year preceding the annual meeting at which the proposal is to be considered or such other date as may be established by the board of directors for a particular annual meeting by written notice to the stockholders or in a report or proxy statement filed with the SEC. This date is superceded, as set forth above.

VOTING VIA THE INTERNET OR BY TELEPHONE

Provision has been made for you to vote your shares of Common Stock via the internet or by telephone. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this proxy statement for specific instructions on how to cast your vote by any of these methods.

Votes not cast at the meeting must be received by 11:59 p.m., Birmingham, Alabama time, on May 15, 2007. Submitting your vote via the internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting.

The internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. We have been advised that the internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting via the internet and by telephone should understand that there may be costs associated with voting in these manners, such as usage charges from internet access providers and telephone companies, that must be borne by the stockholder.

EXHIBIT A

POLICY REGARDING DETERMINATION OF DIRECTOR INDEPENDENCE

The New York Stock Exchange (“NYSE”) Rules require that a majority of the directors on the board of directors be independent directors. In order for a Director to be considered independent, the board of directors must affirmatively determine that the director and his or her immediate family has no material relationship with the listed company. In accordance with the provisions of the NYSE Rules, the board of directors of ProAssurance Corporation has adopted certain standards, which if satisfied by a director, establish a presumption that such director is independent. If a director fails to satisfy the specified criteria, the board of directors can still make a determination that the director is independent, provided that the basis for such determination is specifically disclosed and the director does not have a relationship which is otherwise prohibited under the NYSE Rules.

For purposes of considering the independence criteria established by this policy, the following terms will have the meanings set forth below:

“ProAssurance” refers to ProAssurance Corporation and any direct or indirect subsidiary of ProAssurance Corporation.

“Past three years” refers to a period of not less than 36 months prior to the date of determination.

“Immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

“Executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934.

In accordance with this policy, a director will be presumed to be independent if he or she satisfies the following criteria:

•	During the past three (3) years, such director has not been employed by ProAssurance; and during the past three (3) years, no immediate family member of such director has been employed by ProAssurance as an executive officer.

•	Such director is not a current partner of the firm that is ProAssurance’s independent auditor; and such director has no immediate family member who is a partner of the firm that is ProAssurance’s independent auditor.

•	Such director is not a current employee of the firm that is ProAssurance’s independent auditor; and such director has no immediate family member who is a current employee of the firm that is ProAssurance’s independent auditor who participates in such firm’s audit, assurance or tax compliance (but not tax planning) practice.

•	If during the past three (3) years such director or any immediate family member of such director was a partner or employee of the firm that is ProAssurance’s independent auditor and is no longer a partner or employee of such firm, such director or immediate family member did not personally work on ProAssurance’s audit during such three (3) year period.

•	If such director or a member of his or her immediate family has served as an executive officer, director or trustee of a foundation, university or other non-profit entity during the past three (3) years, the total annual donations by ProAssurance to such entity constitute less than one percent (1%) of that organization’s total annual receipts during each fiscal year ended in such period (any matching of employee charitable contributions will not be included in the amount of ProAssurance’s contributions for this purpose).

•	If such director or a member of his or her immediate family has served as an executive officer, partner or controlling shareholder of another company that has done business with ProAssurance during the past three (3) years (other than the purchase of insurance in the ordinary course of business or for personal needs), the sales to, or purchases from, ProAssurance were less than one percent (1%) of the annual revenues of such company during each fiscal year ended in such period.

Exhibit A-1

•	If during the past three (3) years such director or a member of his or her immediate family has served as an executive officer, partner or controlling shareholder of another company that has purchased insurance from the ProAssurance’s insurance subsidiaries in the ordinary course of business or if such director has purchased insurance from the ProAssurance’s insurance subsidiaries for personal needs of the director and his immediate family, the premiums paid to the ProAssurance’s insurance subsidiaries were less than $1,000,000 during each fiscal year ended in such period.

•	If such director or a member of his or her immediate family has served as an executive officer, partner or controlling shareholder of another company that was indebted to ProAssurance, or to which ProAssurance was indebted during the past three (3) years, the total amount of either company’s indebtedness to the other is less than one percent (1%) of the total consolidated assets of such company during each fiscal year ended in such period.

•	During the past three (3) years, such director, or an immediate family member of such director, has not received more than $100,000 in any 12 month period as compensation, consulting, advisory or other fees from ProAssurance; provided that compensation received by a director as director compensation shall be excluded from the foregoing limitation on the amount of compensation. For purposes of calculating the amount of compensation paid to a director other than as director compensation, compensation payable in shares of ProAssurance’s stock shall be valued at the market price of a share on the date of grant and compensation for services in the current year will be included for such year whether or not receipt of such compensation is deferred.

•	During the past three (3) years, such director has not been employed by any company where the chief executive officer or other executive officer of ProAssurance serves or served on the board of directors of such company.

•	During the past three (3) years, such director has no immediate family member that has been employed by any company where the chief executive officer or other executive officer of ProAssurance serves or served on the board of directors of such company.

•	If such director is otherwise eligible to be determined to be an independent director under the independence tests set forth in Section 303A.02 of the New York Stock Exchange Listed Company Manual.

Exhibit A-2

REVOCABLE PROXY
PROASSURANCE CORPORATION
PROXY SOLICITED ON BEHALF OF YOUR BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2007
The Stockholder executing this Proxy appoints Howard H. Friedman and Frank B. O’Neil, and each of them, each with full power to appoint his or her substitute, attorneys and proxies to represent the Stockholder and to vote and act with respect to all shares of common stock of ProAssurance Corporation (“ProAssurance”) that the Stockholder would be entitled to vote on all matters which come before the Annual Meeting of Stockholders of ProAssurance referred to above (the “Annual Meeting”) and at any adjournment(s) or postponement(s) of the Annual Meeting.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROASSURANCE CORPORATION. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF PROASSURANCE COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED HEREIN. THE SHARES OF PROASSURANCE COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.
ADDRESS CHANGE/COMMENTS (Mark the corresponding box on the reverse side.)
(Continued and to be signed on reverse side.)

▲ FOLD AND DETACH HERE ▲
YOU CAN NOW ACCESS YOUR PROASSURANCE CORPORATION ACCOUNT ONLINE.
Access your ProAssurance Corporation stockholder account online via Investor ServiceDirect® (ISD)
Mellon Investor Services LLC, Transfer Agent for ProAssurance Corporation, now makes it easy and convenient to get current information on your stockholder account.

—	View account status	—	View payment history for dividends
—	View certificate history	—	Make address changes
—	View book-entry information	—	Obtain a duplicate 1099 tax form
—	Establish/change your PIN
VISIT US ON THE WEB AT http://www.melloninvestor.com
FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN 9AM-7PM
MONDAY-FRIDAY EASTERN TIME

MARK HERE	☐
FOR ADDRESS
CHANGE OR
COMMENTS
SEE REVERSE SIDE

1.	ELECTION OF THREE (3) DIRECTORS, each to serve until the year 2010 or until his/her successor is duly elected and qualified:		FOR ALL NOMINEES LISTED HEREIN (EXCEPT AS MARKED TO THE CONTRARY)	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED HEREIN
	01	Victor T. Adamo	☐	☐
	02.	Paul R. Butrus	☐	☐
	03.	William J. Listwan	☐	☐

NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.	CONSENTING TO RECEIVE ALL FUTURE ANNUAL MEETING MATERIALS AND SHAREHOLDER COMMUNICATIONS ELECTRONICALLY IS SIMPLE AND FAST!
Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents, and other important shareholder or correspondence.

Dated , 2007

Signature

Signature if held jointly

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

▲ FOLD AND DETACH HERE ▲
VOTE BY INTERNET OR TELEPHONE OR MAIL

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24 HOURS A DAY, 7 DAYS A WEEK
INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59 PM EASTERN TIME
THE DAY PRIOR TO ANNUAL MEETING DAY.
YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

INTERNET	OR	TELEPHONE	OR	MAIL
http://www.eproxy.com/pra		1-800-435-6710		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
IF YOU VOTE YOUR PROXY ON THE INTERNET OR BY TELEPHONE,
YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.
YOU CAN VIEW THE ANNUAL REPORT ON THE INTERNET AT
www.ProAssurance.com/pdf/2006AR.pdf
AND THE PROXY STATEMENT ON THE INTERNET AT
www.ProAssurance.com/pdf/2007Proxy.pdf

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